Exhibit 3.1

ARTICLES OF AMENDMENT

AMENDING AND RESTATING

ARTICLES OF INCORPORATION

OF

JAMESON INNS, INC.

Pursuant to O.C.G.A. § 14-2-1006 of the Georgia Business Corporation Code, Jameson Inns, Inc., a Georgia corporation, hereby submits the following Articles of Amendment, amending and restating in their entirety the Corporation’s Articles of Incorporation:

ARTICLE I

Name

The name of the Corporation is Jameson Inns, Inc..

ARTICLE II

Registered Office and Agent

The initial registered office of the Corporation is located at 1950 Century Blvd. N.E., Suite 25, Atlanta, Georgia 30345-3317. The initial registered agent of the Corporation at such office is Steven A. Curlee.

ARTICLE III

Principal Office

The mailing address of the initial principal office of the corporation is 1950 Century Boulevard, N.E., Suite 25, Atlanta, Georgia 30345-3317.

ARTICLE IV

Authorized Capital Stock

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 20,100,000, consisting of 20,000,000 shares of common stock, par value $.10 per share (the “Common Stock”) and 100,000 shares of preferred stock, par value $1.00 per share (the “Preferred Stock”).

The following is a description of each of the classes of stock of the Corporation and a statement of the powers, preferences and rights of such stock, and the qualifications, limitations and restrictions thereof:

A. Authority of the Board of Directors. The Board of Directors of the Corporation shall be authorized, without action by the stockholders, to issue such Preferred Stock, from time to time, in one or more series, and each series shall be known and designated by such designations as may be stated and expressed in a resolution or resolutions adopted by the Board of Directors of the Corporation and as shall have been set forth in a certificate made, executed, acknowledged, filed and recorded in the manner required by the laws of the State of Georgia in order to make the same effective. For a period of five years from the date of the filing of these Articles of Incorporation, a resolution of the Board of Directors authorizing a series of Preferred stock shall have the approval of a majority of the Independent Directors as that term is defined in Paragraph A of Article V hereof. Each series shall consist of such number of shares as shall be stated and expressed in such resolution or resolutions providing for the issue of Preferred Stock of such series together with such additional number of shares as the Board of Directors by resolution or resolutions may from time to time determine to issue as a part of such series. All shares of any one series of such Preferred Stock shall be alike in every particular except that shares issued at different times may accumulate dividends from different dates. The Board of Directors shall have power and authority to state and determine in the resolution or resolutions providing for the issue of each series of Preferred Stock the number of shares of each such series authorized to be issued, the voting powers (if any) and the designations, preferences and relative, participating, optional or other rights appertaining to each such series, and the qualifications, limitations or restrictions thereof (including, but not by way of limitation, full power and authority to determine as to the Preferred Stock of each such series, the rate or rates of dividends payable thereon, the times of payment of such dividends, the prices and manner upon which the same may be redeemed, the amount or amounts payable thereon in the event of liquidation, dissolution or winding up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation, the rights (if any) to convert the same into, and/or to purchase, stock of any other class or series, the terms of any sinking fund or redemption or purchase account (if any) to be provided for shares of such series of the Preferred Stock, restrictions on ownership and transfer to preserve tax benefits, and the voting powers (if any) of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock). The Board of Directors may from time to time decrease the number of shares of any series of Preferred Stock (but not below the number thereof then outstanding) by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof and may assign such unissued shares to an existing or newly created series. The foregoing provisions of this Paragraph A with respect to the creation or issuance of series of Preferred Stock shall be subject to any additional conditions with respect thereto which may be contained in any resolutions then in effect which shall have theretofore been adopted in accordance with the foregoing provisions of this Paragraph A with respect to any then outstanding series of Preferred Stock.

B. Voting Rights.

1. Common. Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to Paragraph A of this Article IV granting the holders of one or more series of Preferred Stock exclusive voting powers with respect to any matter, each holder of Common Stock shall have one vote in respect of each share of Common Stock held on all matters voted upon by the stockholders. No holder of any Common Stock shall have cumulative voting rights.

2. Preferred. The Preferred Stock shall have no voting rights and shall have no rights to receive notice of any meetings except as required by law or expressly provided in the resolution establishing any series thereof.

3. Voting Stock. “Voting Stock” is herein defined as the outstanding shares of capital stock of the Corporation that pursuant to the Articles of Incorporation are entitled to vote generally in the election of directors of the Corporation, voting together as a single class.

C. Terms of Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock.

1. Dividend Rights. After the provisions with respect to preferential dividends on any series of Preferred Stock (fixed in accordance with the provisions of Paragraph A of this Article IV), if any, shall have been satisfied and after the Corporation shall have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any series of Preferred Stock (fixed in accordance with the provisions of Paragraph A of this Article IV), and subject further to any other conditions that may be fixed in accordance with the provisions of Paragraph A of this Article IV, then, and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

2. Rights Upon Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any (fixed in accordance with the provisions of Paragraph A of this Article IV), to be distributed to the holders of Preferred Stock by reason thereof, the holders of Common Stock shall, subject to the additional rights, if any (fixed in accordance with the provisions of Paragraph A of this Article IV), of the holders of any outstanding shares of Preferred Stock, be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them.

3. Authorized Shares of Common and Preferred Stock. The authorized number of shares of Common Stock and Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the combined voting power of the then-outstanding Voting Stock.

4. Restrictions on Ownership and Transfer to Preserve Tax Benefit; Redemption of Excess Stock.

(a) Definitions. For the purposes of Paragraphs C and D of this Article IV, the following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Common Stock by a Person who is or would be treated as an owner of such Common Stock either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Beneficiary” shall mean the beneficiary of the Trust as determined pursuant to subparagraph D.5 of this Article IV.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Constructive Ownership” shall mean ownership of Common Stock by a Person who is or would be treated as an owner of such Common Stock either directly or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Excess Stock” shall mean those shares of Common Stock Constructively Owned by a Person in excess of the Ownership Limit.

“Initial Public Offering” shall mean the sale of Common Stock pursuant to the Corporation’s first effective registration statement for such Common Stock filed under the Securities Act of 19ter would not result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT.

“NASDAQ” shall mean the National Association of Securities Dealers Automated Quotation National Market System.

“Ownership Limit” shall mean the lesser of: (i) with respect to Thomas W. Kitchin, not more than 20.75%, with respect to American Real Estate Investment Company, Ltd., not more than 9.0%, and with respect to any other Person, not more than 6.75%, of the outstanding Common Stock (in value or in number of shares, whichever is more restrictive), or (ii) with respect to any Person (including those named in (i) above) who owns, directly or constructively (through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code), 9.9% or more of a Person (in the case of a corporation, of the total combined total combined voting power of all classes of stock entitled to vote or the total number of shares of all classes of stock of such corporation and, in the case of any Person which is not a corporation, of the assets or net profits of such person), from which the Corporation derives gross income, not more than 9.9% of the total combined voting power of all classes of stock entitled to vote or of the number of shares of all classes of stock of the Corporation (the “Related Party Limit”).

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer which results in Excess Stock, the purported beneficial transferee or owner for whom the Purported Record Transferee would have acquired or owned shares of Common Stock, if such Transfer had been valid under subparagraph C.5(b) of this Article IV.

“Purported Record Transferee” shall mean, with respect to any purported Transfer which results in Excess Stock, the record holder of the Common Stock if such Transfer had been valid under subparagraph C.5(b) of this Article IV.

“REIT” shall mean a Real Estate Investment Trust under Section 856 of the Code.

“Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of Common Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Common Stock, or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Common Stock), whether voluntary or involuntary, whether of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which results in changes in Beneficial or Constructive Ownership of Common Stock), and whether by operation of law or otherwise.

“Trust” shall mean the trust created pursuant to subparagraph D.1 of this Article IV.

“Trustee” shall mean the Corporation as Trustee for the Trust, and any successor trustee appointed by the Corporation.

(b) Restriction on Ownership and Transfer.

(i) Except as provided in subparagraph C.4(i) of this Article IV, from and after the date of the Initial Public Offering, no Person shall Beneficially Own or Constructively Own Common Stock in excess of the Ownership Limit.

(ii) Except as provided in subparagraph C.4(i) of this Article IV, from the date of the Initial Public Offering, any Transfer (whether or not such Transfer is the result of a transaction entered into through NASDAQ), that, if effective, would result in any Person Beneficially Owning Common Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Common Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Common Stock.

(iii) Except as provided in subparagraph C.4(i) of this Article IV, from and after the date of the Initial Public Offering, any Transfer (whether or not such Transfer is the result of a transaction entered into through the NASDAQ) that, if effective, would result in any Person Constructively Owning Common Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Common Stock which would be otherwise Constructively Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Common Stock.

(iv) Except as provided in subparagraph C.4(i) of this Article IV, from and after the date of the Initial Public Offering, any Transfer (whether or not such Transfer is the result of a transaction entered into through the NASDAQ) that, if effective, would result in the Common Stock being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such Common Stock which would be otherwise beneficially owned by the transferee; and the intended transferee shall acquire no rights in such Common Stock.

(v) Notwithstanding any other provisions contained in this Article IV, from and after the date of the Initial Public Offering, any Transfer (whether or not such Transfer is the result of a transaction entered into through the NASDAQ) or other event that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, but not limited to, a Transfer or other event that would result in the Corporation owning (directly or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code), shall be void ab initio as to the Transfer of the Common Stock or other event which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code or would otherwise result in the Corporation failing to qualify as a REIT; and the intended transferee or owner or Constructive or Beneficial Owner shall acquire or retain no rights in such Common Stock.

(c) Common Stock Deemed Excess Stock. If, notwithstanding the other provisions contained in this Article IV, at any time after the date of the Initial Public Offering, there is a purported Transfer (whether or not such Transfer is the result of a transaction entered into through the NASDAQ), change in the capital structure of the Corporation or other event such that one or more of the restrictions on ownership and transfers described in subparagraph C.5(b), above, has been violated, then the Common Stock being Transferred (or in the case of an event other than a Transfer, the Common Stock owned or Constructively Owned or Beneficially Owned) which would cause one or more of the restrictions on ownership or transfer to be violated (rounded up to the nearest whole share) shall be deemed Excess Stock effective as of the closed of business on the business day prior to the date of such Transfer or other event.

(d) Remedies For Breach. If the Board of Directors or its designees shall at any time determine in good faith that a Transfer or other event has taken place in violation of subparagraph C.5(b) of this Article IV or that a Person intends to acquire, has attempted to acquire or may acquire direct ownership, beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of the Corporation in violation of subparagraph C.5(b) of this Article IV, the Board of Directors or its designees shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event.

(e) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire Common Stock or other securities in violation of subparagraph C.5(b) of this Article IV, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation’s status as a REIT.

(f) Owners Required To Provide Information. From and after the date of the Initial Public Offering, each Person who is a Beneficial Owner or Constructive Owner of more than 5% of Common Stock must file an affidavit with the Corporation within 30 days after January 1st of each year containing information that the Corporation may require, in order to determine the Corporation’s status as a REIT. From and after the date of the Initial Public Offering, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of any Common Stock and each Person (including the stockholder of record) who is holding Common Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT.

(g) Remedies Not Limited. Nothing contained in this Article IV (but subject to Paragraph E of this Article IV) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s status as a REIT.

(h) Ambiguity. In the case of an ambiguity in the application of any of the provisions of subparagraph C.4 of this Article IV, including any definition contained in subparagraph C.4(a), the Board of Directors shall have the power to determine the application of the provisions of this subparagraph C.4 with respect to any situation based on the facts known to it (subject, however, to the provisions of Paragraph E of this Article IV).

(i) Exceptions.

(i) Subject to subparagraph C.4(b)(v), the Board of Directors, in its sole and absolute discretion, may exempt a Person from the Ownership Limit if such Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership of such Common Stock will violate the Ownership Limit and such Person agrees that any violation of such representations or undertaking (or other action which is contrary to the restrictions contained in this subparagraph C.4 of this Article IV) or attempted violation will result in Excess Stock in accordance with subparagraph C.4(c) of this Article IV.

(ii) Subject to subparagraph C.4(b)(v), the Board of Directors, in its sole and absolute discretion, may exempt a Person from the limitation on a Person Constructively Owning Common Stock in excess of the Ownership Limit, if such Person does not and represents that it will not own, directly or constructively (through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code), more than a 9.9% interest (within the meaning of Section 856(d)(2)(B)) in a Person from whom the Corporation derives gross income and the Board of Directors obtains such representations and undertakings from such Person as reasonably necessary to ascertain this fact and such Person agrees that any violation or attempted violation will result in such Common Stock in excess of the Ownership Limit being deemed Excess Stock in accordance with subparagraph C.4(c) of this Article IV.

(iii) Prior to granting any exception pursuant to subparagraph C.4(i)(i) or (ii) of this Article IV, the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT; provided, however, that obtaining a favorable ruling or opinion shall not be required for the Board of Directors to grant an exception hereunder.

5. Legend. Each certificate for Common Stock shall bear the following legend:

“The Corporation is authorized to issue two classes of capital stock which are designated as Common Stock and Preferred Stock. The Board of Directors is authorized, without action by the Corporation’s stockholders, to determine the preferences, limitations and relative rights of the Preferred Stock before the issuance of any Preferred Stock. The Corporation will furnish, without charge, to any stockholder making a written request therefor, a copy of the Corporation’s articles of incorporation and a written statement of the designations, relative rights, preferences and limitations applicable to each class of stock. Requests for such written statement may be directed to Jameson Inns, Inc., 1950 Century Blvd., N.E., Suite 25, Atlanta, Georgia 30345-3317.

The shares of Common Stock represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. No Person (other than Thomas W. Kitchin, his heirs, legatees andthe personal representative of his estate, as such, and American Real Estate Investment Company, Ltd.) may own, Beneficially Own or Constructively Own Common Stock in excess of 6.75% (in value or in number of shares, whichever is more restrictive) of the outstanding Common Stock of the Corporation, with certain further restrictions and exceptions set forth in the Corporation’s articles of incorporation. Any Person who attempts to own, Beneficially Own or Constructively Own Common Stock in excess of the above limitations must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation’s articles of incorporation. Transfers in violation of the restrictions described above may be void ab initio.

In addition, upon the occurrence of certain events, if the restrictions on ownership are violated, the Common Stock represented hereby may be redeemed or held in trust by the Corporation. The Corporation has an option to acquire Excess Stock under certain circumstances. The Corporation will furnish to the holder hereof upon request and without charge a complete written statement of the terms and conditions of the Excess Stock. Requests for such statement may be directed to Jameson Inns, Inc., 1950 Century Blvd., N.E., Suite 25, Atlanta, Georgia 30345-3317.

Capitalized terms used herein shall, where the context permits, have the same meaning assigned to such terms as are assigned in the Corporation’s articles of incorporation.”

6. Separability. If any provision of this Article IV or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

D. Excess Stock.

1. Ownership In Trust. Upon any purported Transfer (whether or not such Transfer is the result of a transaction entered into through the NASDAQ) that results in Excess Stock pursuant to subparagraph C.4(c) of this Article IV, such Excess Stock shall be deemed to have been transferred to the Corporation, as Trustee of a Trust for the exclusive benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Stock may later be transferred pursuant to subparagraph D.4. The Purported Record Transferee shall have no rights in such Excess Stock except the right to designate a transferee of such Excess Stock upon the terms specified in subparagraph D.4 of this Article IV. The Purported Beneficial Transferee shall have no rights in such Excess Stock except as provided in subparagraph D.4.

2. Dividend Rights. Excess Stock shall not be entitled to any dividends. Any dividend or distribution paid prior to the discovery by the Corporation that shares of Common Stock have been converted into Excess Stock shall be repaid to the Corporation upon demand.

3. Rights Upon Liquidation. Subject to the preferential rights of the Preferred Stock, if any, as may be determined by the Board of Directors of the Corporation pursuant to Paragraph A of this Article IV, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of Excess Stock shall be entitled to receive, ratably with each other holder of Common Stock, that portion of the assets of the Corporation available for distribution to its stockholders as the number shares of Excess Stock held by such holder bears to the total number of shares of Common Stock then outstanding. The Corporation, as holder of the Excess Stock in trust, or if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute ratably to the Beneficiaries of the Trust, when and if determined in accordance with subparagraph D.4 of this Article IV, any such assets received in respect of the Excess Stock in any liquidation, dissolution or winding up of, or any distribution of the assets of the Corporation.

4. Restrictions On Transfer; Designation of Beneficiary.

(a) Excess Stock shall not be transferable. Subject to the last sentence of this clause (a), the Purported Record Transferee may freely designate a Beneficiary of an interest in the Trust (representing the number of shares of Excess Stock held by the Trust attributable to a purported Transfer that resulted in Excess Stock), if (i) the Excess Stock held in the Trust would not be Excess Stock in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee does not receive a price for designating such Beneficiary that reflects a price per share for such Excess Stock that exceeds (x) the price per share such Purported Beneficial Transferee paid for the Common Stock in the purported Transfer that resulted in Excess Stock, or (y) if the Transfer or other event that resulted in Excess Stock was not a transaction in which the Purported Beneficial Transferee gave full value for such Excess Stock, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the issuance of Excess Stock. Upon such transfer of an interest in the Trust, the corresponding shares of Excess Stock in the Trust shall automatically cease to be Excess Stock and such Common Stock shall be transferred of record to the transferee of the interest in the Trust if such Common Stock would not be Excess Stock in the hands of such transferee. Prior to any transfer of any interest in the Trust, the Purported Record Transferee must give advance notice to the Corporation of the intended transfer and the Corporation must have waived in writing its purchase rights under subparagraph D.5 of this Article IV.

(b) Notwithstanding the foregoing, if a Purported Beneficial Transferee receives a price for designating a Beneficiary of an interest in the Trust that exceeds the amounts allowable under subparagraph D.4(a) of this Article IV, such Purported Beneficial Transferee shall pay, or cause such Beneficiary to pay, such excess to the Corporation.

5. Purchase Right in Excess Stock. Notwithstanding the provisions of subparagraph D.4, Excess Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such Excess Stock (or, if the Transfer or other event that resulted in such Excess Stock was not a transaction in which the Purported Beneficial Transferee gave full value for such Excess Stock, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in Excess Stock) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Transfer or other event which resulted in such Excess Stock and (ii) the date the Board of Directors determines in good faith that a Transfer or other event resulting in such Excess Stock has occurred, if the Corporation does not receive a notice of such Transfer or other event pursuant to subparagraph C.4(e) of this Article II. The Corporation may appoint a special trustee of the trust established under subparagraph D.1 for the purpose of consummating the purchase of Excess Stock by the Corporation.

E. Settlement. Nothing in this Article IV shall preclude the settlement of any transaction entered into through the NASDAQ.

ARTICLE V

Classified Board

A. The business and affairs of the Corporation shall be managed by a Board of Directors. The number of directors of the Corporation shall be fixed from time to time by or pursuant to a resolution passed by the Board of Directors of the Corporation or by holders of at least a majority of the then-outstanding Voting Stock or the bylaws. A majority of the directors must be persons who are not officers, employees or members of management of the Corporation or of any other corporation in which any officer, employee or member of management of the Corporation holds more than five percent of the voting stock, or any member of the immediate family of any of the foregoing (“Independent Directors”).

B. The directors of the Corporation (other than any directors who may be elected by holders of Preferred Stock as provided for pursuant to Article IV hereof) shall be and are divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as the then-authorized number of directors constituting the Board of Directors permits. Each director shall serve for a term ending on the date of the third Annual Meeting following the Annual Meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the Annual Meeting held in 1994, each initial director in Class II shall serve for a term ending on the date of the Annual Meeting held in 1995, and each initial director in Class III shall serve for a term ending on the date ending on the date of the Annual Meeting held in 1996. The Board of Directors shall have the power to appoint each initial director among the three classes so as to keep the number of directors in each class as nearly equal as possible. Any director who may be elected by holders of Preferred Stock as provided for pursuant to Article IV hereof shall serve for a term ending on the date of the next Annual Meeting following the Annual Meeting at which such director was elected.

C. In the event of any increase or decrease in the authorized number of directors:

1. Each director then serving shall nevertheless continue as a director of the class of which he is a member until the expiration of his term or his prior death, retirement, resignation or removal; and

2. Except to the extent that an increase or decrease in the authorized number of directors occurs in connection with the rights of holders of Preferred Stock to elect additional directors, the newly-created or eliminated directorships resulting from any increase or decrease shall be apportioned by the Board of Directors among the three classes so as to keep the number of directors in each class as nearly equal as possible.

D. Notwithstanding the provisions of Paragraphs B and C of this Article V, each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal.

E. Except as may otherwise be provided pursuant to Article IV hereof with respect to any rights of holders of Preferred Stock to elect additional directors or any agreement relating to the right to designate nominees for election to the Board of Directors, should a vacancy in the Board of Directors occur or be created (whether arising through death, retirement, resignation or removal or through an increase but not a decrease in the number of authorized directors), such vacancy shall be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board of Directors; provided, however, that any vacancies created by an increase pursuant to a vote of the stockholders in the number of authorized directors shall be filled by the affirmative vote of holders of a majority of the combined voting power of the then-outstanding Voting Stock. A director so elected to fill a vacancy shall serve for the remainder of the term of the class to which he was elected.

F. During any period which the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which such right continues (i) the then otherwise total and authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stick, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

G. Directors may be removed from office only (i) for cause upon the affirmative vote of holders of at least a majority of the combined voting power of the then-outstanding Voting Stock, or (ii) without cause upon the affirmative vote of holders of at least 75% of the voting power of the then-outstanding Voting Stock.

H. No action by the Board of Directors to relinquish the status of the Corporation as a REIT (as defined in Article IV) shall be valid except upon the affirmative vote of (i) a majority of the Independent Directors and (ii) holders of at least a majority of the combined voting power of the then-outstanding Voting Stock, present and voting at a meeting, voting together as a single class.

ARTICLE VI

Director Liability Indemnification

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of duty of care or other duty as a director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any type of liability set forth in Section 14-2-831 of the Official Code of Georgia Annotated, or (iv) for any transaction from which the director derived an improper personal benefit. If the Official Code of Georgia Annotated hereafter is amended to authorize the further elimination or limitation of the liability of the directors, including, but not limited to the amendments contained in Section 14-2-202(b)(4) of the Official Code of Georgia Annotated, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Official Code of Georgia Annotated, as amended. In addition to the limitation on personal liability of directors provided herein, the Corporation shall, to the fullest extent permitted by the Official Code of Georgia Annotated: (x) indemnify its officers and directors and (y) advance expenses incurred by such officers or directors in relation to any action, suit or proceeding. Any repeal or modification of this Article VI by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability or right to indemnification or advancement of expenses hereunder existing at the time of such repeal or modification.

ARTICLE VII

Meetings of Stockholders

Meetings of stockholders may be held within or without the State of Georgia, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Georgia at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

ARTICLE VIII

Certain Powers of Stockholders

A. Any action which may be taken by the stockholders at annual or special meetings of stockholders may be taken by written consent.

B. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the bylaws of the Corporation, include the power to call such meetings. Special meetings of stockholders of the Corporation may be called by holders of at least 25% of the combined voting power of the then-outstanding Voting Stock.

ARTICLE IX

Amendment Of The Bylaws

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors by the affirmative vote required under the bylaws is expressly authorized to make, alter or repeal the bylaws of the Corporation.

ARTICLE X

Further Amendments

Subject to the provisions hereof, the Corporation reserves the right at any time, and from time to time, to amend, alter, repeal, or rescind any provision contained herein, in the manner now or hereafter prescribed by law, and other provisions authorized by the laws of the State of Georgia at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to these Articles of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

ARTICLE XI

Designation of Committees

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized by a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the bylaws may provide that in the absence or disqualification of any member of such committee on committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

ARTICLE XII

Rights to Purchase Securities and Other Property

The Board of Directors is expressly authorized to create and issue rights entitling the holders of such rights to purchase from the Corporation shares of capital stock or other securities or property. The Board of Directors shall have, in its sole discretion, the authority to determine the time at which and terms upon which such rights are to be issued and set forth in the contracts or instruments that evidence such rights.

ARTICLE XIII

Relevant Factors to be Considered by the Board of Directors

In determining what is in the best interest of the Corporation, a director of the Corporation shall consider the interests of the stockholders of the Corporation and, in his or her discretion, may consider (i) the interests of the Corporation’s employees, suppliers, creditors and customers, (ii) the economy of the nation, (iii) community and societal interests and (iv) the possibility that these interests may be best served by the continued independence of the Corporation.”

ARTICLE XIV

The Amendment was duly adopted as of January 26, 1994.

ARTICLE XV

The foregoing Amendment was duly approved by the shareholders of the Corporation in accordance with the provisions of O.C.G.A. § 14-2-1003.

IN WITNESS WHEREOF, the undersigned executes these Articles of Incorporation as of the 26th day of January, 1994.

/s/ Thomas W. Kitchin
Thomas W. Kitchin, President

ARTICLES OF AMENDMENT

OF

JAMESON INNS, INC.

In accordance with Section 14-2-602 of the Georgia Business Corporation Code (O.C.G.A. § 14-2-602), Jameson Inns, Inc. (the “Corporation”) hereby delivers these articles of amendment to the Secretary of State for filing.

1.

The name of the corporation is Jameson Inns, Inc.

2.

The Amended and Restated Articles of Incorporation of the Corporation shall be amended by adding the following:

DESIGNATION OF PREFERENCES, RIGHTS, PRIVILEGES

AND RESTRICTIONS OF PREFERRED STOCK

1. Designation and Initial Number. Sixty-Four Thousand Four Hundred Sixty-Seven (64,467) shares of the Preferred Stock of Jameson Inns, Inc. (the “Corporation”), par value $1.00 per share, are hereby classified into two series which shall be designated, respectively, as the Series A Preferred Stock and the Series B Preferred Stock. The number of authorized shares of the Series A Preferred Stock shall be 4,694 shares. The number of authorized shares of the Series B Preferred Stock shall be 59,773 shares.

2. Dividends. Dividends shall be paid to holders of the Preferred Stock only when, as and if declared by the Board of Directors, and only in accordance with the following provisions:

(a) No dividends shall be paid by the Corporation on the outstanding shares of Preferred Stock with respect to the period beginning February 3, 1994, and extending through February 2, 1995 (the “Subordination Period”), unless and until the Corporation shall have paid on the shares of Common Stock dividends with respect to the entire Subordination Period equal in the aggregate to $.76 per share (“Common Stock Payout”).

(b) At any time from and after Common Stock Payout, no further dividends shall be paid on the outstanding shares of Common Stock with respect to the Subordination Period unless and until the Corporation shall have paid dividends with respect to the Subordination Period on the outstanding shares of Preferred Stock issued pursuant to these resolutions equal in the aggregate to $7.60 per issued and outstanding share of Preferred Stock (“Preferred Payout”).

(c) Dividends, if any, paid on the Preferred Stock with respect to the Subordination Period shall be paid first solely on the Series A Preferred Stock until the Corporation shall have paid dividends on the outstanding shares of Series A Preferred Stock equal in the aggregate to $7.60 per issued and outstanding share of Series A Preferred Stock. Thereafter, dividends, if any, paid on the Preferred Stock with respect to the Subordination Period shall be paid solely on the Series B Preferred Stock until the Corporation shall have paid dividends on the outstanding shares of Series B Preferred Stock equal in the aggregate to $7.60 per issued and outstanding share of Series B Preferred Stock.

(d) When dividends sufficient to achieve the Common Stock Payout and the Preferred Payout shall have been declared, funds shall be set aside for payment thereof; then any additional dividends, if any, thereafter declared and paid with respect to the Subordination Period, and in any event, all dividends declared and paid with respect to periods following the Subordination Period, shall be paid to the holders of all of the issued and outstanding shares of both the Common Stock and the Preferred Stock on a proportionate basis with the amount being payable on each share of Preferred Stock being equal to (a) the amount per share paid with respect to each share of the Common Stock multiplied by (b) that number of shares of Common Stock into which each share of Preferred Stock will be convertible on and after February 3, 1995, pursuant to paragraph 5 below as of the date for determining the record holders of Preferred Stock entitled to receive such distribution; provided, however, no such additional dividends shall be paid prior to the payment of all dividends previously declared with respect to the Subordination Period.

(e) In determining the funds available for the payment of dividends on shares of the Common Stock and the Preferred Stock with respect to the Subordination Period, the Corporation shall divide the total funds available for dividends for the quarter ending March 31, 1995, into amounts attributable to the periods (i) beginning January 1, 1995, and ending February 2, 1995, and (ii) beginning February 3, 1995, and ending March 31, 1995. The amount of funds available for the payment of dividends attributable to each such period shall bear the same ratio to the total funds available for dividends for the quarter ending March 31, 1995, as the total room revenues of Jameson Operating Company with respect to the Corporation’s motel properties for such period bears to the total amount of such revenues for the period January 1, 1995, through March 31, 1995. For the purposes of this Section 2, any portion of any dividend declared by the Board of Directors with respect to the period ended March 31, 1995, which by the terms of the declaration states that such portion is being paid with respect to the Subordination Period shall be treated as being paid with respect to such period notwithstanding that such dividend is declared and/or paid after March 31, 1995.

3. Liquidation, Dissolution and Winding Up. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Preferred Stock shall not be entitled to receive any distribution or other payment out of the assets of the Corporation available for distribution to its shareholders until the holders of the Common Stock shall have received distributions with respect to such liquidation, dissolution or winding up equal in the aggregate to $1.00 per share of issued and outstanding Common Stock. Thereafter, holders of the Preferred Stock shall be entitled to receive out of the assets remaining for distribution an amount equal to $10.00 per share of issued and outstanding Preferred Stock, before any additional distribution or payment is made to holders of the Common Stock. At such time as holders of the Preferred Stock shall have received such amount, holders of all of the issued and outstanding stock, both Common and Preferred, shall participate in all additional distributions or payment of assets on a prorata basis such that the amount per share distributed or paid with resect to each share of the Preferred Stock shall equal (a) that number of shares of Common Stock into which each share of Preferred Stock is convertible pursuant to paragraph 5 below on the date for determining the record holders of Preferred Stock entitled to receive such dividend, times (b) the amount per share to be distributed or paid with respect to each share of the Common Stock. A merger or consolidation of the Corporation with or into any other corporation, or a sale or conveyance of all or any part of the assets of the Corporation which does not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders of the Corporation shall not be deemed for purposes of this provision to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

4. Voting Rights. The holders of the Series A Preferred Stock and Series B Preferred Stock shall have, in addition to such voting rights as are required by law, the voting rights set forth below:

(a) In all matters that are brought before the stockholders of the Corporation on which the holder of one (1) share of Common Stock is entitled to one (1) vote, each holder of one (1) share of Series A Preferred Stock or Series B Preferred Stock shall be entitled to that number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock or Series B Preferred Stock is or will be convertible on and after February 3, 1995, pursuant to paragraph 5 below as of the date established for determining the holders of record entitled to vote on such matters.

(b) So long as any shares of the Series A Preferred Stock or Series B Preferred Stock are outstanding, the Corporation, will not, without the consent of the holders of at least a majority of the shares of the Series A Preferred Stock and Series B Preferred Sock then outstanding, voting as a single class, or the holders of such greater percentage of shares as shall then be required by the Amended and Restated Articles of Incorporation of the Corporation or by law, by a vote at a meeting of such holders or by written consents describing the action taken which are signed by holders of shares entitled to vote having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote were present and voted, provided such written consents are delivered to the Corporation for filing with the corporate records:

(i) Authorize (i) the creation of any class of stock of the Corporation ranking as to dividends or assets prior to the Series A Preferred Stock or Series B Preferred Stock, or (ii) the creation of any obligation or security convertible into or evidencing the right to purchase shares of any such class of stock, or (iii) an increase in the authorized amount of any such class of stock created prior hereto;

(ii) designate any series of Preferred Stock ranking as to dividends or assets prior to the Series A Preferred Stock or Series B Preferred Stock;

(iii) alter or change the powers, preferences or special rights of the shares of Series A Preferred Stock or Series B Preferred Stock or the shares of Preferred Stock, as a class, so as to affect them adversely (excluding, however, an increase or decrease in the aggregate number of authorized shares of such class); or

(iv) enter into any merger or consolidation with any other corporation in which the surviving or resulting corporation shall not be the Corporation and which would result in the shares of the Series A Preferred Stock or Series B Preferred Stock being converted into or exchanged for shares of capital stock or other securities of the surviving or resulting corporation having powers, preferences or special rights which are altered or changed adversely from the powers, preferences or special rights of the shares of the Series A Preferred Stock or Series B Preferred Stock.

5. Conversion Right. At anytime on or after February 3, 1995, shares of the Series A Preferred Stock and Series B Preferred Stock (referred to collectively in this paragraph 5 simply as “Preferred Stock”) shall be convertible into Common Stock on the following terms and conditions:

(a) Subject to and upon compliance with the provisions of this paragraph 5, the holder of any shares of the Preferred Stock shall have the right, at such holder’s option, at any time or from time to time, to convert any or all of such shares into such number of fully paid and nonassessable shares of Common Stock equal to 10 multiplied by the number of shares of the Preferred Stock surrendered for conversion (the “Conversion Ratio”). The Conversion Ratio shall be subject to adjustment as set forth in subparagraph 5(d). No payment or adjustment shall be made for any dividends previously paid on the Common Stock.

(b) The holder of any shares of the Preferred Stock may exercise the conversion right as to any part thereof by surrendering to the Corporation at the office of any transfer agent of the Corporation for the Preferred Stock or at the principal office of the Corporation, the certificate or certificates for the shares to be converted, accompanied by written notice stating that the holder elects to convert all or a specified portion of the shares represented thereby and stating the name or names (with addresses) in which the certificate or certificates for the shares of Common Stock are to be issued. Subject to the provisions of this paragraph 5, every such notice of election to convert shall constitute a contract between the holder of such shares and the Corporation whereby such holder shall be deemed to subscribe for the number of shares of Common Stock which he will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription, to surrender such shares of the Preferred Stock and to release the Corporation from all obligations thereon and whereby the Corporation shall be deemed to agree that the surrender of such shares and the extinguishment of obligations thereon shall constitute full payment for the Common Stock so subscribed for and to be issued upon such conversion. Conversion shall be deemed to have been effected on the date when delivery of such notice and such shares is made, and such date is referred to herein as the “Conversion Date.” Subject to the provisions of subparagraph 5(d)(iv), as promptly as practicable thereafter, the Corporation shall issue and deliver, to or upon the written order of such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in subparagraph 5(c). Subject to the provisions of subparagraph 5(d)(iv), the person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of the Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of the Preferred Stock representing the unconverted portion of the certificate so surrendered.

(c) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of the Preferred Stock. If more than one share of the Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of the Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the Current Market Price on the day such shares are surrendered for conversion. The “Current Market Price” for any date shall mean the closing price per share of Common Stock on such date determined by the Board of Directors as provided below. The closing price for each day shall be the last reported sales price regular way or, in case no cash reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the highest bid and the lowest asked prices quoted on NASDAQ; provided, however, that if the Common Stock is not traded in such manner that the quotations referred to above are available for the period required hereunder, Current Market Price per share of Common Stock shall be deemed to be the fair value as determined by the Board of Directors, irrespective of any accounting treatment.

(d) The Conversion Ratio shall be subject to adjustment from time to time as follows:

(i) At any time the Corporation subdivides the outstanding shares of Common Stock, issues a stock dividend on the Common Stock or combines shares of the Common Stock, the Conversion Rate shall be proportionately adjusted to reflect such subdivision, dividend or combination so that the holder of any shares of Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock of the Corporation which he would have owned immediately following such action had such shares of the Preferred Stock been converted immediately prior thereto.

(ii) In case of any capital reorganization of the Corporation or of any reclassification of the Common Stock, or in the case of the consolidation of the Corporation with, or the merger of the Corporation into, any other entity, or of the sale, lease, or other transfer of all or substantially all the assets of the Corporation to any other entity (any such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer being referred to hereinafter as a “Reorganization Event”), each share of the Preferred Stock shall, after such Reorganization Event, be convertible into the kind and number of shares of stock or other securities or property (including cash) to which the Common Stock issuable upon conversion of such share of Preferred Stock immediately prior to the time of such Reorganization Event would have been entitled upon such Reorganization Event; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of the Preferred Stock. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock for purposes of this clause (ii).

(iii) All calculations under this subparagraph (d) shall be made to the nearest one hundredth (1/100) of a share, as the case may be. Any provision of this paragraph to the contrary notwithstanding, no adjustment in the Conversion Ratio shall be made if such adjustment would increase or decrease the number of shares of Common Stock issuable upon conversion of each share of Preferred Stock by less than one-tenth (1/10) of a share of Common Stock, but any such amount shall be carried forward, and an adjustment with respect thereto shall be made at the time of any subsequent adjustment which, together with any such amounts so carried forward, shall aggregate one-tenth (1/10) of a share of Common Stock.

(iv) In any case in which the provisions of this subparagraph (d) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of the Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of Common Stock pursuant to subparagraph 5(c); provided, however, that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(e) The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Preferred Stock and shall take all such action as may be required from time to time in order that it may validly and legally issue fully paid and nonassessable shares of Common Stock upon conversion of the Preferred Stock.

(f) Shares of Preferred Stock converted shall not be reissued as shares of Series A or Series B Preferred Stock, but shall assume the status of authorized but unissued shares of Preferred Stock of the Corporation.

(g) Whenever there is proposed any transaction as a result of which the amount of shares of Common Stock or other securities deliverable upon the conversion of shares of Preferred Stock would be adjusted pursuant to the provisions of subparagraph (d) of this paragraph 5, the Corporation shall file, at its principal executive office and with any transfer agent or agents for Preferred Stock and for Common Stock, and shall cause to be mailed to the record holders of the Preferred Stock at least 15 days prior to the applicable record date, a notice describing the transaction which may give rise to such adjustment and stating the proposed adjusted amount of its shares of Common Stock or other securities deliverable per share of Preferred Stock. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

(h) If any shares of Common Stock to be reserved for the purpose of conversion of shares of the Preferred Stock require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any shares of Common Stock into which the shares of Preferred Stock are then convertible is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion.

(i) All shares of Common Stock which may be issued upon conversion of the shares of the Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which will cause a contrary result.

3.

This amendment was duly adopted by the affirmative vote of a majority of the members of the Board of Directors of the Corporation on March 30, 1994. Pursuant to Section 14-2-602 of the Georgia Business Corporation Code, the shareholders of Jameson Inns, Inc. were not required to take any action in connection herewith.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer on the 15th day of April, 1994.

JAMESON INNS, INC.

By:	/s/ Thomas W. Kitchin
Thomas W. Kitchin, President

ARTICLES OF AMENDMENT

OF

JAMESON INNS, INC.

In accordance with Section 14-2-602 of the Georgia Business Corporation Code (O.C.G.A. § 14-2-602), Jameson Inns, Inc. (the “Corporation”) hereby delivers these articles of amendment to the Secretary of State for filing.

1.

The name of the Corporation is Jameson Inns, Inc.

2.

The Amended and Restated Articles of Incorporation of the Corporation dated November 15, 1993 and the Amendments thereto dated January 26, 1994 and April 15, 1994 shall be further amended by adding the following phrase at the end of the second sentence of Section 2(e) of that portion of such Articles captioned “DESIGNATION OF PREFERENCES, RIGHTS, PRIVILEGES AND RESTRICTIONS OF PREFERRED STOCK” (which was added to the Amended and Restated Articles by the said Amendment dated April 15, 1994):

provided, however, that notwithstanding anything in the foregoing or elsewhere in this Section 2 to the contrary, the Board of Directors, at its discretion, may declare and cause to be paid a dividend to the holders of the outstanding shares of Common Stock and, if appropriate, the holders of the outstanding shares of Preferred Stock for only the period of January 1, 1995 to February 2, 1995 based on the funds available for the payment of dividends at the end of such period, in which event the amount of such dividend shall not be required to have any specific relationship to, or otherwise affect or be affected by the timing, nature or amount of any dividend declared with respect to the period of February 3, 1995 to March 31, 1995, or any other period subsequent to February 2, 1995, or the amount of the room revenues of Jameson Operating Company with respect to any period or periods subsequent to December 31, 1994.

3.

This amendment was duly adopted by the affirmative vote of a majority of the members of the Board of Directors of the Corporation and by the holders of all of the outstanding shares of Preferred Stock on February 6, 1995. Pursuant to Section 14-2-602 of the Georgia Business Corporation Code, the holders of the outstanding shares of Common Stock of the Corporation were not required to take any action in connection therewith.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer on the 6th day of February, 1995.

JAMESON INNS,

/s/ Thomas W. Kitchin
Thomas W. Kitchin, President

ARTICLES OF AMENDMENT

OF

JAMESON INNS, INC.

In accordance with Section 14-2-602 of the Georgia Business Corporation Code (O.C.G.A.§ 14-2-602), Jameson Inns, Inc. (the “Corporation”) hereby delivers these Articles of Amendment to the Secretary of State for filing.

I.

The name of the Corporation is Jameson Inns, Inc.

II.

A. The Amended and Restated Articles of Incorporation of the Corporation (the “Articles”) shall be amended by adding the following:

DESIGNATION OF PREFERENCES, RIGHTS, PRIVILEGES

AND RESTRICTIONS OF PREFERRED STOCK

1. Designation and Initial Number. One million two hundred thousand (1,200,000) shares of the preferred stock of Jameson Inns, Inc. (the “Corporation”), par value $1.00 per share (the “Preferred Stock”), are hereby classified into one series which shall be designated the 9.25% Series A Cumulative Preferred Stock (the “Series A Preferred Stock”). In the event any shares of Series A Preferred Stock have not been sold to third parties on or before April 18, 1998, such shares shall automatically without further action by the Board of Directors of the Corporation cease to be shares of Series A Preferred Stock and shall revert to the status of authorized unclassified shares of Preferred Stock.

2. Dividends. Holders of shares of the Series A Preferred Stock are entitled to the payment of dividends only in accordance with the following:

(a) Holders of shares of the Series A Preferred Stock are entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 9.25% per annum of the Liquidation Preference per share (as defined below)

(b) Dividends on the Series A Preferred Stock shall be cumulative from the date of original issue and shall be payable quarterly in arrears on or before the 20th day of January, April, July and October of each year, or, if not a business day, the next succeeding business day (each, a “Dividend Payment Date”). Dividends payable on the Series A Preferred Stock for any partial dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the last business day of December, March, June and September, respectively, or on such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 45 nor less than 20 days prior to the applicable Dividend Payment Date (each, a “Dividend Record Date”).

(c) No dividends on shares of Series A Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to the Corporation’s indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(d) Notwithstanding subparagraph (c) above, dividends on the Series A Preferred Stock shall accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the Series A Preferred Stock will not bear interest and holders of the Series A Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions described above.

(e) Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any capital stock of the Corporation or any other series of Preferred Stock ranking, as to dividends, on a parity with or junior to the Series A Preferred Stock (other than a dividend in shares of the Corporation’s common stock, par value $.10 per share (the “Common Stock”) or in shares of any other class of stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series A Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other.

(f) Except as provided in subparagraph (e) above, unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period: (i) no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment, (ii) no other distribution shall be declared or made upon the Common Stock or any other capital stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation, and (iii) no shares of Common Stock, or any other shares of capital stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation, shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation except by conversion into or exchange for other capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation or redemption for the purpose of preserving the Corporation’s qualification as a real estate investment trust under sections 856 through 860 of the Internal Revenue Code of 1986, as amended (“REIT”). Holders of shares of the Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series A Preferred Stock as provided above. Any dividend payment made on shares of the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

3. Liquidation Preference. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Preferred Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its shareholders a liquidation preference of $25 per share (the “Liquidation Preference”), plus an amount equal to any accrued and unpaid dividends to the date of payment, but without interest, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Corporation that ranks junior to the Series A Preferred Stock as to liquidation rights. Holders of Series A Preferred Stock shall be entitled to written notice of any event triggering the right to receive such Liquidation Preference. After payment of the full amount of the Liquidation Preference, plus any accrued and unpaid dividends to which they are entitled, the holders of Series A Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall not for purposes of this provision be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

4. Redemption. Shares of Series A Preferred Stock shall be redeemable only in accordance with the following:

(a) At any time prior to March 18, 2003, the Corporation may, at its option, upon the occurrence of a Change of Control Event (as defined below) redeem all of the outstanding Series A Preferred Stock in accordance with the following:

(i) The redemption price for shares of Series A Preferred Stock purchased pursuant to this subparagraph (a) shall be the applicable redemption price reflected below, plus accrued and unpaid dividends (if any) to the date of repurchase. Such repurchase price (excluding dividends) shall be as follows:

Notice of Redemption Given From	Notice of Redemption Given Through	Purchase Price per Share
Closing of Initial Offering (as defined below)	March 31, 1998	$26.05
April 1, 1998	June 30, 1998	26.00
July 1, 1998	September 30, 1998	25.95
October 1, 1998	December 31, 1998	25.90
January 1, 1999	March 31, 1999	25.85
April 1, 1999	June 30, 1999	25.80
July 1, 1999	September 30, 1999	25.75
October 1, 1999	December 31, 1999	25.70
January 1, 2000	March 31, 2000	25.65
April 1, 2000	June 30, 2000	25.60
July 1, 2000	September 30, 2000	25.55
October 1, 2000	December 31, 2000	25.50
January 1, 2001	March 31, 2001	25.45
April 1, 2001	June 30, 2001	25.40
July 1, 2001	September 30, 2001	25.35
October 1, 2001	December 31, 2001	25.30
January1, 2002	March 30, 2002	25.25
April1, 2002	June 30, 2002	25.20
July 1, 2002	September 30, 2002	25.15
October 1, 2002	December 31, 2002	25.10
January 1, 2003	March 17, 2003	25.05

(ii) Any such redemption may be consummated at any time prior to, contemporaneously with or after the Change of Control (as defined below), provided that notice of any such redemption pursuant to this subparagraph (a) is given no later than 90 days following the date upon which the Change of Control Event occurred, the repurchase date must be within 60 days of the date of such notice and a sum sufficient to redeem the shares must be deposited in trust to effect the redemption.

(iii) As used herein, a “Change of Control Event” shall mean the execution by the Corporation or any of its subsidiaries or affiliates of any agreement with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change of Control.

(iv) A “Change of Control” shall be deemed to have occurred at such time as (i) a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of Voting Stock (as defined below) that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of Voting Stock representing more than 35% of the total voting power of the total Voting Stock of the Corporation on a fully diluted basis; (ii) the date the Corporation sells, transfers or otherwise disposes of all or substantially all of the assets of the Corporation; or (iii) the date of the consummation of a merger or share exchange of the Corporation with another corporation where the shareholders of the Corporation immediately prior to the merger or share exchange would not beneficially own immediately after the merger or share exchange, shares entitling such shareholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate group vote) to which all shareholders of the corporation issuing cash or securities in the merger or share exchange would be entitled in the election of directors, or where members of the Board of Directors of the Corporation immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or share exchange. “Voting Stock” shall mean capital stock of any class or kind having the power to vote generally for the election of directors of the Corporation.

(b) Other than upon the occurrence of a Change of Control Event (as defined in subparagraph (a) (iv) of this Paragraph 4 or in the event a shareholder acquires shares in excess of the Ownership Limit as described in Paragraphs 7 and 8 below, shares of Series A Preferred Stock are not redeemable by the Corporation prior to March 18, 2003. On and after March 18, 2003, the Corporation, at its option upon not less than 30 nor more than 60 days’ written notice, may redeem shares of the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption, without interest.

(c) If the Corporation elects to redeem any or all of the shares of Series A Preferred Stock, then:

(i) Holders of Series A Preferred Stock to be redeemed shall surrender such Series A Preferred Stock at the place designated in the notice given by the Corporation in accordance with subparagraph (a) or (b) above, as applicable, and shall be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender. If notice of redemption of any shares of Series A Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series A Preferred Stock is to be redeemed, the Series A Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Corporation.

(ii) Unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchange for capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the redemption by the Corporation of shares of stock in order to ensure that the Corporation continues to meet the requirements for qualification as a REIT, or the purchase or acquisition of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock. So long as no dividends are in arrears, the Corporation shall be entitled at any time and from time to time to repurchase shares of Series A Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable laws.

(iii) Notice of any redemption under this Paragraph 4 will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series A Preferred Stock to be redeemed; (C) the place or places where the Series A Preferred Stock is to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series A Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed.

(iv) Immediately prior to any redemption of shares of Series A Preferred Stock under this Paragraph 4, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series A Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

5. Voting Rights. Holders of the Series A Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

(a) Whenever dividends on any shares of Series A Preferred Stock shall be in arrears for six or more quarters (whether consecutive or not) (a “Preferred Dividend Default”), the holders of such shares of Series A Preferred Stock (voting separately as a voting group with all other series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to dividends or upon liquidation (“Parity Preferred”) upon which like voting rights have been conferred and are exercisable) will be entitled to vote separately as a voting group for the election of a total of two additional directors to serve on the Board of Directors of the Corporation (the “Preferred Stock Directors”) at a special meeting called by the holders of record of at least 20% of the Series A Preferred Stock and the holders of record of at least 20% of any series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series A Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. A quorum for any such meeting shall exist if at least a majority of the outstanding shares of Series A Preferred Stock and shares of Parity Preferred upon which like voting rights have been conferred and are exercisable are represented in person or by proxy at such meeting. Such Preferred Stock Directors shall be elected upon the affirmative vote of a plurality of the shares of Series A Preferred Stock and such Parity Preferred present and voting in person or by proxy at a duly called and held meeting at which a quorum is present. If and when all accumulated dividends and the dividend for the then current dividend period on the Series A Preferred Stock shall have been paid in full or set aside for payment in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or declared and set aside for payment in full on all series of Parity Preferred upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series A Preferred Stock and such Parity Preferred when they have the voting rights described above (voting separately as a voting group with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock and such Parity Preferred when they have the voting rights described above (voting separately as a voting group with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(b) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

6. Conversion Right. The Series A Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation.

7. Restrictions on Ownership and Transfer.

(a) Definitions. For the purposes of Paragraphs 7 and 8 of this Designation of Preferences, Rights, Privileges and Restrictions of Preferred Stock (“Designation”), the following terms shall have the following meanings:

(i) “Beneficial Ownership” shall mean ownership of Series A Preferred Stock by a Person who is or would be treated as an owner of such Series A Preferred Stock either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

(ii) “Beneficiary” shall mean the beneficiary of the Trust as determined pursuant to Paragraph 8 of this Designation.

(iii) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(iv) “Constructive Ownership” shall mean ownership of Series A Preferred Stock by a Person who is or would be treated as an owner of such Series A Preferred Stock either directly or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

(v) “Excess Stock” shall mean those shares of Series A Preferred Stock Constructively Owned by a Person in excess of the Ownership Limit.

(vi) Initial Offering” shall mean the first sale of Series A Preferred Stock pursuant to the Corporation’s first effective registration statement for such Series A Preferred Stock filed under the Securities Act of 1933, as amended.

(vii) “Market Price” shall mean the value per share equal to the average of the closing price of a share of Series A Preferred Stock as reported by NASDAQ (or, if the Series A Preferred Stock is then reported on a stock exchange, the closing price as reported on such exchange) for the 10 calendar days preceding the relevant date, or if the Series A Preferred Stock is not then traded over any exchange or quotation system, then the market price of the Series A Preferred Stock on the relevant date as determined in good faith by the Board of Directors of the Corporation.

(viii) “Ownership Limit” shall mean the lesser of: (i) with respect to Thomas W. Kitchin, not more than 20.75%, with respect to American Real Estate Investment Company, Ltd., not more than 9.0%, and with respect to any other Person, not more than 6.75%, of the outstanding Series A Preferred Stock (in value or in number of shares, whichever is more restrictive), or (ii) with respect to any Person (including those named in (i) above) who owns, directly or constructively (through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code), 9.9% or more of a Person (in the case of a corporation, of the total combined total combined voting power of all classes of stock entitled to vote or the total number of shares of all classes of stock of such corporation and, in the case of any Person which is not a corporation, of the assets or net profits of such person), from which the Corporation derives gross income, not more than 9.9% of the total combined voting power of all classes of stock entitled to vote or of the number of shares of all classes of stock of the Corporation (the “Related Party Limit”).

(ix) “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock corporation or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act; but does not include an underwriter which participates in a public offering of the Series A Preferred Stock, provided that the ownership of Series A Preferred Stock by such underwriter would not result in the Corporation’s being “closely held” within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation’s failing to qualify as a REIT.

(x) “Purported Beneficial Transferee” shall mean, with respect to any purported Transfer which results in Excess Stock, the purported beneficial transferee or owner for whom the Purported Record Transferee would have acquired or owned shares of Series A Preferred Stock, if such Transfer had been valid under subparagraph (b) of this Paragraph 7.

(xi) “Purported Record Transferee” shall mean, with respect to any purported Transfer which results in Excess Stock, the record holder of the Series A Preferred Stock if such Transfer had been valid under subparagraph (b) of this Paragraph 7.

(xii) “REIT” shall mean a Real Estate Investment Trust under Section 856 of the Code.

(xiii) “Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of Series A Preferred Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Series A Preferred Stock, or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Series A Preferred Stock), whether voluntary or involuntary, whether of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which results in changes in Beneficial or Constructive Ownership of Series A Preferred Stock), and whether by operation of law or otherwise.

(xiv) “Trust” shall mean the trust created pursuant to subparagraph (a) of Paragraph 8 of this Designation.

(xv) “Trustee” shall mean the Corporation as Trustee for the Trust, and any successor trustee appointed by the Corporation.

(b) Restrictions on Ownership and Transfer.

(i) Except as provided in subparagraph (i) of this Paragraph 7, from and after the date of the Initial Offering, no Person shall Beneficially Own or Constructively Own Series A Preferred Stock in excess of the Ownership Limit.

(ii) Except as provided in subparagraph (i) of this Paragraph 7, from and after the date of the Initial Offering, any Transfer (whether or not such Transfer is the result of a transaction entered into through NASDAQ) that, if effective, would result in any Person Beneficially Owning Series A Preferred Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Series A Preferred Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Series A Preferred Stock.

(iii) Except as provided in subparagraph (i) of this Paragraph 7, from and after the date of the Initial Offering, any Transfer (whether or not such Transfer is the result of a transaction entered into through NASDAQ) that, if effective, would result in any Person Constructively Owning Series A Preferred Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Series A Preferred Stock which would be otherwise Constructively Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Series A Preferred Stock.

(iv) Except as provided in subparagraph (i) of this Paragraph 7, from and after the date of the Initial Offering, any Transfer (whether or not such Transfer is the result of a transaction entered into through NASDAQ) that, if effective, would result in the Series A Preferred Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such Series A Preferred Stock which would be otherwise beneficially owned by the transferee; and the intended transferee shall acquire no rights in such Series A Preferred Stock.

(v) Notwithstanding any other provisions contained in this Designation, from and after the date of the Initial Offering, any Transfer (whether or not such Transfer is the result of a transaction entered into through NASDAQ) or other event that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, but not limited to, a Transfer or other event that would result in the Corporation owning (directly or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code), shall be void ab initio as to the Transfer of the Series A Preferred Stock or other event which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code or would otherwise result in the Corporation failing to qualify as a REIT; and the intended transferee or owner or Constructive or Beneficial Owner shall acquire or retain no rights in such Series A Preferred Stock.

(c) Series A Preferred Stock Deemed Excess Stock. If, notwithstanding the other provisions contained in this Designation, at any time after the date of the Initial Offering, there is a purported Transfer (whether or not such Transfer is the result of a transaction entered into through NASDAQ), change in the capital structure of the Corporation or other event such that one or more of the restrictions on ownership and transfers described in subparagraph (b) of this Paragraph 7 has been violated, then the Series A Preferred Stock being Transferred (or in the case of an event other than a Transfer, the Series A Preferred Stock owned or Constructively Owned or Beneficially Owned) which would cause one or more of the restrictions on ownership or transfer to be violated (rounded up to the nearest whole share) shall be deemed Excess Stock effective as of the closed of business on the business day prior to the date of such Transfer or other event.

(d) Remedies For Breach. If the Board of Directors or its designees shall at any time determine in good faith that a Transfer or other event has taken place in violation of subparagraph (b) of this Paragraph 7 or that a Person intends to acquire, has attempted to acquire or may acquire direct ownership, beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of the Corporation in violation of subparagraph (b) of this Paragraph 7, the Board of Directors or its designees shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event.

(e) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire Series A Preferred Stock or other securities in violation of subparagraph (b) of this Paragraph 7, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation’s status as a REIT.

(f) Owners Required To Provide Information. From and after the date of the Initial Offering, each Person who is a Beneficial Owner or Constructive Owner of more than 5% of Series A Preferred Stock must file an affidavit with the Corporation within 30 days after January 1st of each year containing information that the Corporation may require, in order to determine the Corporation’s status as a REIT. From and after the date of the Initial Offering, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of any Series A Preferred Stock and each Person (including the stockholder of record) who is holding Series A Preferred Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT.

(g) Remedies Not Limited. Nothing contained in this Designation (but subject to subparagraph (f) of Paragraph 8 hereof) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s status as a REIT.

(h) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Paragraph 7, including any definition contained in subparagraph (a) of this Paragraph 7, the Board of Directors shall have the power to determine the application of the provisions of this Paragraph 7 with respect to any situation based on the facts known to it (subject, however, to the provisions of subparagraph (f) of Paragraph 8 of this Designation).

(i) Exceptions.

(i) Subject to subparagraph (b)(v) of this Paragraph 7, the Board of Directors, in its sole and absolute discretion, may exempt a Person from the Ownership Limit if such Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership of such Series A Preferred Stock will violate the Ownership Limit and such Person agrees that any violation of such representations or undertaking (or other action which is contrary to the restrictions contained in this Paragraph 7) or attempted violation will result in Excess Stock in accordance with subparagraph (c) of this Paragraph 7.

(ii) Subject to subparagraph (b)(v) of this Paragraph 7, the Board of Directors, in its sole and absolute discretion, may exempt a Person from the limitation on a Person Constructively Owning Series A Preferred Stock in excess of the Ownership Limit, if such Person does not and represents that it will not own, directly or constructively (through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code), more than a 9.9% interest (within the meaning of Section 856(d)(2)(B)) in a Person from whom the Corporation derives gross income and the Board of Directors obtains such representations and undertakings from such Person as reasonably necessary to ascertain this fact and such Person agrees that any violation or attempted violation will result in such Series A Preferred Stock in excess of the Ownership Limit being deemed Excess Stock in accordance with subparagraph (c) of this Paragraph 7.

(iii) Prior to granting any exception pursuant to subparagraph (i)(A) or (i)(B) of this Paragraph 7, the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT; provided, however, that obtaining a favorable ruling or opinion shall not be required for the Board of Directors to grant an exception hereunder.

(j) Legend. Each certificate representing one or more shares of Series A Preferred Stock shall bear the following legend:

The Corporation is authorized to issue two classes of capital stock which are designated as Common Stock and Preferred Stock. The Board of Directors is authorized, without action by the Corporation’s stockholders, to determine the preferences, limitations and relative rights of the Preferred Stock before the issuance of any Preferred Stock. The Corporation will furnish, without charge, to any stockholder making a written request therefor, a copy of the Corporation’s articles of incorporation and a written statement of the designations, relative rights, preferences and limitations applicable to each class of stock. Requests for such written statement may be directed to Jameson Inns, Inc., 8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346-1603.

The shares of 9.25% Series A Cumulative Preferred Stock (“Series A Preferred Stock”) represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. No Person (other than Thomas W. Kitchin, his heirs, legatees and the personal representative of his estate, as such, and American Real Estate Investment Company, Ltd.) may own, Beneficially Own or Constructively Own Series A Preferred Stock in excess of 6.75% (in value or in number of shares, whichever is more restrictive) of the outstanding Series A Preferred Stock of the Corporation, with certain further restrictions and exceptions set forth in the Corporation’s articles of incorporation. Any Person who attempts to own, Beneficially Own or Constructively Own Series A Preferred Stock in excess of the above limitations must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation’s articles of incorporation. Transfers in violation of the restrictions described above may be void ab initio.

In addition, upon the occurrence of certain events, if the restrictions on ownership are violated, the Series A Preferred Stock represented hereby may be redeemed or held in trust by the Corporation. The Corporation has an option to acquire Excess Stock under certain circumstances. The Corporation will furnish to the holder hereof upon request and without charge a complete written statement of the terms and conditions of the Excess Stock. Requests for such statement may be directed to Jameson Inns, Inc., 8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346-1603.

Capitalized terms used herein shall, where the context permits, have the same meaning assigned to such terms as are assigned in the Corporation’s articles of incorporation.

(k) Separability. If any provision of Paragraph 7 or 8 of this Designation or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

8. Excess Stock.

(a) Ownership In Trust. Upon any purported Transfer (whether or not such Transfer is the result of a transaction entered into through Nasdaq) that results in Excess Stock pursuant to subparagraph (c) of Paragraph 7 of this Designation, such Excess Stock shall be deemed to have been transferred to the Corporation, as Trustee of a Trust for the exclusive benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Stock may later be transferred pursuant to subparagraph (d) of this Paragraph 8. The Purported Record Transferee shall have no rights in such Excess Stock except the right to designate a transferee of such Excess Stock upon the terms specified in subparagraph (d) of this Paragraph 8. The Purported Beneficial Transferee shall have no rights in such Excess Stock except as provided in subparagraph (d) of this Paragraph 8.

(b) Dividend Rights. Excess Stock shall not be entitled to any dividends. Any dividend or distribution paid prior to the discovery by the Corporation that shares of Series A Preferred Stock have been converted into Excess Stock shall be repaid to the Corporation upon demand.

(c) Rights Upon Liquidation. Subject to the preferential rights of the Preferred Stock, if any, as may be determined by the Board of Directors in accordance with the articles of incorporation of the Corporation, as amended, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of Excess Stock shall be entitled to receive, ratably with each other holder of Series A Preferred Stock, that portion of the assets of the Corporation available for distribution to its stockholders as the number shares of Excess Stock held by such holder bears to the total number of shares of Series A Preferred Stock then outstanding. The Corporation, as holder of the Excess Stock in trust, or if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute ratably to the Beneficiaries of the Trust, when and if determined in accordance with subparagraph (d) of this Paragraph 8, any such assets received in respect of the Excess Stock in any liquidation, dissolution or winding up of, or any distribution of the assets of the Corporation.

(d) Restrictions On Transfer; Designation of Beneficiary.

(i) Excess Stock shall not be transferable. Subject to the last sentence of this clause (a), the Purported Record Transferee may freely designate a Beneficiary of an interest in the Trust (representing the number of shares of Excess Stock held by the Trust attributable to a purported Transfer that resulted in Excess Stock), if (i) the Excess Stock held in the Trust would not be Excess Stock in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee does not receive a price for designating such Beneficiary that reflects a price per share for such Excess Stock that exceeds (x) the price per share such Purported Beneficial Transferee paid for the Series A Preferred Stock in the purported Transfer that resulted in Excess Stock, or (y) if the Transfer or other event that resulted in Excess Stock was not a transaction in which the Purported Beneficial Transferee gave full value for such Excess Stock, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the issuance of Excess Stock. Upon such transfer of an interest in the Trust, the corresponding shares of Excess Stock in the Trust shall automatically cease to be Excess Stock and such Series A Preferred Stock shall be transferred of record to the transferee of the interest in the Trust if such Series A Preferred Stock would not be Excess Stock in the hands of such transferee. Prior to any transfer of any interest in the Trust, the Purported Record Transferee must give advance notice to the Corporation of the intended transfer and the Corporation must have waived in writing its purchase rights under subparagraph (e) of this Paragraph 8.

(ii) Notwithstanding the foregoing, if a Purported Beneficial Transferee receives a price for designating a Beneficiary of an interest in the Trust that exceeds the amounts allowable under subparagraph (d)(i) of this Paragraph 8, such Purported Beneficial Transferee shall pay, or cause such Beneficiary to pay, such excess to the Corporation.

(e) Purchase Right in Excess Stock. Notwithstanding the provisions of subparagraph (d) of this Paragraph 8, Excess Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such Excess Stock (or, if the Transfer or other event that resulted in such Excess Stock was not a transaction in which the Purported Beneficial Transferee gave full value for such Excess Stock, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in Excess Stock) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Transfer or other event which resulted in such Excess Stock and (ii) the date the Board of Directors determines in good faith that a Transfer or other event resulting in such Excess Stock has occurred, if the Corporation does not receive a notice of such Transfer or other event pursuant to subparagraph (e) of Paragraph 7 of this Designation. The Corporation may appoint a special trustee of the trust established under subparagraph (a) of this Paragraph 8 for the purpose of consummating the purchase of Excess Stock by the Corporation.

(f) Settlement. Nothing in Paragraph 7 or Paragraph 8 of this Designation shall preclude the settlement of any transaction entered into through Nasdaq.

B. Article II of the Articles is hereby amended by deleting the text thereof in its entirety and replacing it with the following text:

The registered office of the Corporation is located at 8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346-1603. The registered agent of the Corporation at such office is Steven A. Curlee.

C. Article III and Paragraph 5 of Article IV of the Articles are hereby amended to accurately reflect the Corporation’s address by deleting from such Articles in each place where it appears the phrase “1950 Century Blvd, N.E., Suite 25, Atlanta, Georgia 30345-3317” and substituting in its place the phrase “8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346-1603.”

D. Article IV of the Articles is hereby amended by deleting the numbers 20,100,000, 20,000,000 and 100,000 in the first paragraph of such Article and substituting in their places the numbers 50,000,000, 40,000,000 and 10,000,000, respectively.

E. Subparagraph C.4(a) of Article IV of the Articles is hereby amended as follows:

1. The definition of the term “Initial Public Offering” is hereby deleted in its entirety and replaced by the following definition of such term:

“Initial Public Offering” shall mean the sale of Common Stock pursuant to the Corporation’s first effective registration statement for such Common Stock filed under the Securities Act of 1933, as amended.

2. The following definition of the term “Market Price” is hereby added:

“Market Price” shall mean the value per share equal to the average of the closing price of a share of Common Stock as reported by the National Association of Securities Dealers Automated Quotation System (or, if the Common Stock is then reported on a stock exchange, the closing price as reported on such exchange) for the 10 calendar days preceding the relevant date, or if the Common Stock is not then traded over any exchange or quotation system, then the market price of the Common Stock on the relevant date as determined in good faith by the Board of Directors of the Corporation.

3. The following definition of the term “Person” is hereby added:

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Common Stock, provided that the ownership of Common Stock by such underwriter would not result in the Corporation’s being “closely held” within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation’s failing to qualify as a REIT.

4. The definitions of the terms “Purported Beneficial Transferee” and “Purported Record Transferee” are each hereby amended by deleting each reference therein to subparagraph C.5(b) and substituting therefor references to subparagraph C.4(b).

5. The following definition of the term “Related Entity” is hereby added:

“Related Entity” shall mean any entity whose income is attributed to the Corporation for purposes of the REIT gross income tests set forth in Section 856 of the Code.

F. Subparagraphs C.4(c), C.4(d) and C.4(e) of Article IV of the Articles are hereby amended by deleting each reference therein to subparagraph C.5(b) and substituting therefor references to subparagraph C.4(b).

G. Subparagraph D.5 of Article IV of the Articles is hereby amended by deleting the reference to Article II in the second sentence of such subparagraph and substituting in its place a reference to Article IV.

III.

The amendment set forth in Section II.A of these Articles of Amendment was duly adopted by the affirmative vote of a majority of the members of the Board of Directors of the Corporation on February 5, 1998. Pursuant to Section 14-2-602 of the Georgia Business Corporation Code, the shareholders of Jameson Inns, Inc. were not required to take any action in connection herewith. The amendments set forth in Section II.B through II.G of these Articles of Amendment were (1) proposed by the Board of Directors of the Corporation and recommended to the shareholders of the Corporation for adoption on December 12, 1997, and (2) approved in accordance with Section 14-2-1003 of the Georgia Business Code by a vote of the shareholders at a special meeting of shareholders of the Corporation duly called and held on February 2, 1998.

IN WITNESS WHEREOF, the Corporation as caused these Articles of Amendment to be executed by its duly authorized officer on the 12th day of March, 1998.

JAMESON INNS, INC.

By:	/s/ Steven A. Curlee
Steven A. Curlee, Secretary and
Vice President - Legal

ARTICLES OF AMENDMENT

OF

JAMESON INNS, INC.

In accordance with Section 14-2-602 of the Georgia Business Corporation Code (O.C.G.A. § 14-2-602), Jameson Inns, Inc. (the “Corporation”) hereby delivers these Articles of Amendment to the Secretary of State for filing.

I

The name of the Corporation is Jameson Inns, Inc.

II

The Amended and Restated Articles of Incorporation of the Corporation (the ”Articles”) shall be amended by adding the following:

DESIGNATION OF PREFERENCES, RIGHTS, PRIVILEGES

AND RESTRICTIONS OF $1.70 SERIES S

CUMULATIVE CONVERTIBLE PREFERRED STOCK

1. Designation and Initial Number. Two million two hundred fifty-six thousand (2,256,000) shares of the preferred stock of the Corporation, par value $1.00 per share (the “Preferred stock”), are hereby classified into one series which shall be designated the $1.70 Series S Cumulative Convertible Preferred Stock (the “Series S Preferred Stock”). With respect to matters of dividends and distribution on liquidation, the shares of Series S Preferred Stock authorized hereby:

(a) shall be senior to (i) all shares of the Corporation’s common stock, par value $.10 per share (“Common Stock”), and (ii) all shares of the Corporation’s non-cumulative preferred stock, if any, and all shares of any other class of the Corporation’s stock ranking junior to the Series S Preferred Stock; and

(b) shall be on a parity with the Corporation’s 9.25% Series A Cumulative Preferred Stock and any other series of shares of cumulative preferred stock ranking on a parity with the Series S Preferred Stock (“Parity Preferred”).

In no event shall any preferred stock senior to the Series S Preferred Stock be authorized or issued without the affirmative vote of two-thirds of the outstanding shares of Series S Preferred Stock.

2. Dividends. Holders of shares of the Series S Preferred Stock are entitled to the payment of dividends only in accordance with the following:

(a) The holders of Series S Preferred Stock, in preference to the holders of Common Stock and of any other class of shares ranking junior to the Series S Preferred Stock, shall be entitled to receive out of any funds legally available for Series S Preferred Stock, when and as declared by the Board of Directors, dividends in cash at the annual rate of $1.70 and no more, payable quarterly in arrears on or before the 20th day of January, April, July and October of each year, or if not a business day, the next succeeding business day (each, a “Dividend Payment Date”). Such dividends shall accrue and be cumulative from and after May 8, 1999 and the initial Dividend Payment Date shall be July 20, 1999. No dividends shall be paid upon or declared or set apart for any Parity Preferred for any dividend period unless at the same time a like proportionate dividend for the dividend periods terminating on the same or any earlier date, ratably in proportion to the respective dividend rates fixed therefor, shall have been paid upon or declared or set apart for the Series S Preferred Stock then issued and outstanding and entitled to receive such dividend.

(b) So long as the Series S Preferred Stock shall be outstanding, no dividend, except a dividend payable in Common Stock or other shares ranking junior to the Series S Preferred Stock, shall be paid or declared or any distribution made, except as aforesaid, in respect of the shares of the Corporation’s Common Stock or any other shares ranking junior to the Series S Preferred Stock, nor shall any Common Stock or any other shares ranking junior to or on a parity with the Series S Preferred Stock be purchased, redeemed, retired or otherwise acquired by the Corporation, except (i) out of the proceeds of the sale of Common Stock or other shares of the Corporation ranking junior to the Series S Preferred Stock received by the Corporation subsequent to the date of first issuance of the Series S Preferred Stock or (ii) by conversion into or exchange for other capital stock of the Corporation ranking junior to the Series S Preferred Stock as to dividends and upon liquidation or redemption for the purpose of preserving the Corporation’s qualification as a real estate investment trust under sections 856 through 860 of the Internal Revenue Code of 1986, as amended (“REIT”), unless: (x) all accrued and unpaid dividends on all outstanding Series S Preferred Stock, including the full dividends for all current dividend periods, shall have been declared and paid or a sum sufficient for payment thereof set apart, and (y) there shall be no arrearages with respect to the redemption of the Series S Preferred Stock.

(c) No dividends on shares of Series S Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to the Corporation’s indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(d) Notwithstanding subparagraph (c) above, dividends on the Series S Preferred Stock shall accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the Series S Preferred Stock will not bear interest and holders of the Series S Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions described above. Any dividend payment made on shares of the Series S Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

3. Liquidation Preference.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Series S Preferred Stock shall be entitled to receive in full out of the assets of the Corporation, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the Series S Preferred Stock, the sum of (i) $20.00 per share plus (ii) an amount equal to all dividends accrued and unpaid thereon, whether or not declared, to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the Corporation. In the event the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding Series S Preferred Stock and all Parity Preferred of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon all outstanding Series S Preferred Stock and Parity Preferred in proportion to the full preferential amount to which each such share is entitled.

(b) After payment to the holders of Series S Preferred Stock of the full preferential amounts as aforesaid, the holders of Series S Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Corporation.

(c) The merger or consolidation of the Corporation into or with any other corporation, the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the assets of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up for the purposes of this Section.

4. Redemption. Shares of Series S Preferred Stock shall be redeemable only in accordance with the following:

(a) All or any part of the Series S Preferred Stock shall be redeemable by the Corporation, at any time on or after February 1, 2000, at the option of the Board of Directors, at the redemption prices set forth below, plus accrued and unpaid dividends:

PERIOD	REDEMPTION PREMIUM	PRICE
February 1, 2000 to January 31, 2001	104.8572%	$20.97
February 1, 2001 to January 31, 2002	103.6429%	$20.73
February 1, 2002 to January 31, 2003	102.4286%	$20.49
February 1, 2003 to January 31, 2004	101.2143%	$20.24
February 1, 2004 and thereafter	100.0000%	$20.00

(b) Notice of any proposed redemption of Series S Preferred Stock shall be given by the Corporation by mailing a copy of such notice, at least thirty (30) days, and not more than sixty (60) days, prior to the date fixed for such redemption, to the holders of record of the Series S Preferred Stock to be redeemed, at their respective addresses then appearing upon the books of the Corporation. In case of the redemption of a part only of the Series S Preferred Stock at the time outstanding, the shares to be redeemed shall be selected by lot or pro rata, as the Board of Directors may determine. The Board of Directors shall have full power and authority, subject to the limitations and provisions herein contained, to prescribe the manner in which, and the terms and conditions upon which, the shares of the Series S Preferred Stock shall be redeemed from time to time. On or at any time before the redemption date specified in such notice, the Corporation shall deposit in trust, for the account of the holders of the shares to be redeemed, funds necessary for such redemption with a national bank or trust company, organized under the laws of the United States of America, in good standing and designated in such notice of redemption. Upon mailing of the notice of redemption as above provided, or upon the making of such deposit, whichever is later, all shares with respect to the redemption of which such notice and deposit shall have been given and made shall be deemed to be no longer outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate, except only the right of the holders of the certificates for such shares to receive, out of the funds so deposited in trust, from and after the date of such deposit, the amount payable upon the redemption thereof, without interest; provided, however, that no right of conversion shall be impaired by the mailing of such notice or the making of such deposit. The Corporation shall not purchase any shares of Common Stock, any shares ranking junior to the Series S Preferred Stock, or any Parity Preferred unless and except as provided in Paragraph 2.

5. Voting Rights. Holders of the Series S Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

(a) If, and so often as, the Corporation shall fail to declare and pay dividends on the Series S Preferred Stock at the time outstanding at the rate specified for such shares for six (6) Dividend Payment Dates (whether or not consecutive) the holders of the Series S Preferred Stock (voting separately as a voting group with all Parity Preferred upon which like voting rights have been conferred and are exercisable (“Voting Parity Preferred”) will be entitled to vote separately as a voting group for the election, as herein provided, of two additional members of the Board of Directors of the Corporation and the holders of Common Stock, voting separately as a class, and all other series of Parity Preferred upon which different voting rights have been conferred and are exercisable, voting separately as a class, and all other classes or series upon which voting rights have been conferred and are exercisable, shall elect the remaining directors; provided, however, that the holders of the Series S Preferred Stock and the holders of any Voting Parity Preferred shall exercise such special voting rights only at the next annual meeting of shareholders or any special meeting of shareholders held in lieu thereof after the sixth such payment date at which directors are elected and at which the holders of not less than one-third of the shares of Series S Preferred Stock and any Voting Parity Preferred, then outstanding, are present in person or by proxy; and provided further that the special class voting rights provided for in this subparagraph (a) shall remain vested in the holders of Series S Preferred Stock and any Voting Parity Preferred until all accrued and unpaid dividends on the Series S Preferred Stock and any Voting Parity Preferred then outstanding shall have been declared and paid, whereupon the holders of Series S Preferred Stock and any Voting Parity Preferred shall be divested of their special voting rights in respect of subsequent elections of directors, subject to the revesting of such special class voting rights in the event above specified in this subparagraph (a). The directors elected by the holders of the Series S Preferred Stock and any Voting Parity Preferred shall not be removable by vote of directors, but shall be removable by vote of the holders of the Series S Preferred Stock and any Voting Parity Preferred, voting separately as a combined class, with or without cause. In no event shall any voting or consent rights be created with respect to any class or series of preferred stock of the Corporation which would be senior to the voting or consent rights of the Series S Preferred Stock, or those rights as set forth in this paragraph 5 and in paragraph 9 of this Designation.

(b) At any meeting at which the holders of shares of Series S Preferred Stock and any Voting Parity Preferred shall be entitled to elect directors, the holders of one-third of the Series S Preferred Stock and any Voting Parity Preferred, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of holders of a plurality of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the two members of the Board of Directors which such holders are entitled to elect as herein provided. Nothing in this subparagraph (b) shall prevent any change otherwise permitted in the total number of or classifications of directors of the Corporation nor require the resignation of any director elected other than pursuant to this subparagraph (b). Notwithstanding any classification of the other directors of the Corporation, any directors elected by the holders of Series S Preferred Stock and any Voting Parity Preferred shall be elected annually for terms expiring at the next succeeding annual meeting of shareholders, subject to earlier termination pursuant to the provisions of subparagraph (c) below.

(c) Upon any divesting of the special class of voting rights of the holders of the Series S Preferred Stock and any Voting Parity Preferred in respect of elections of directors as provided in this Paragraph 5, the terms of office of all directors then in office elected by such holders shall terminate immediately. If the office of any director elected by such holders, voting as a class, becomes vacant by reason of death, resignation, removal from office or otherwise, the remaining director elected by such holders may elect a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

6. Conversion Rights. The holders of the Series S Preferred Stock shall have the following conversion rights:

(a) Right to Convert. Each share of Series S Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such Series S Preferred Stock and before any redemption date in respect thereof, at the office of the Corporation or any transfer agent for the Series S Preferred Stock or Common Stock, into fully paid and nonassessable shares of Common Stock, at the Conversion Price (as hereafter defined) therefor in effect at the time of conversion determined as provided herein.

(b) Conversion Price. Each share of Series S Preferred Stock shall be convertible into (i) the number of shares of Common Stock that results from dividing $20.00 by the Conversion Price, as hereinafter defined, plus (ii) the right to receive a cash payment from the Corporation of $3.125 (the “Conversion Cash Payment”). The Conversion Price as of the original date of issuance of the Series S Preferred Stock shall be $19.20 per Share of Common Stock subject to adjustment from time to time as provided herein. Holders of shares of Series S Preferred Stock surrendered for conversion or redemption after the record date for a dividend payment and prior to the next succeeding dividend payment date shall be entitled to the dividend falling due on that next succeeding dividend payment date notwithstanding such conversion or redemption.

(c) Mechanics of Conversion. Any holder of Series S Preferred Stock shall be entitled to convert the same into Common Stock by surrendering the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series S Preferred Stock or Common Stock on a date prior to the close of business on the day before the date fixed for redemption of such shares of Series S Preferred Stock called for redemption (the “Conversion Date”), and shall give prior written notice by mail, postage prepaid, to the Corporation at such office, that such holder elects to convert the same and shall state therein the number of shares of Series S Preferred Stock being converted and the name or names in which the certificate or certificates for Common Stock are to be issued. Upon the Corporation’s receipt of notice of conversion and the holder’s surrender of the certificate or certificates on the Conversion Date, the Corporation shall promptly issue and deliver at such office to such holder of Series S Preferred Stock or to the nominee or nominees of such holder a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled together with the Corporation’s check in the amount of the aggregate Conversion Cash Payment due. Such Conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date of the Series S Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

(d) Adjustments for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the original issue date of the Series S Preferred Stock effect a subdivision or combination of any outstanding Common Stock, including a dividend payable in Common Stock, the Conversion Price then in effect immediately before such subdivision or combination shall be proportionately adjusted by multiplying the then effective Conversion Price by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such subdivision or combination, and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such subdivision or combination. The number of shares of Common Stock outstanding at any time shall, for the purposes of this Designation, include the number of shares of Common Stock into which any convertible securities of the Company, including the Series S Preferred Stock, may be converted, or for which any warrant, option or rights of the Corporation may be exercised or exchanged. Any adjustment under this Designation shall become effective at the close of business on the date the subdivision or combination becomes effective. Advance notice of events which would give rise to an adjustment in the Conversion Price shall be given to holders of the Series S Preferred

Stock, but failure to give such notice shall not affect the validity or effectiveness of such event. No adjustment of the Conversion Price shall be made for the issuance of shares of Common Stock to employees pursuant to the Company’s or any subsidiary’s stock ownership, stock option or other benefit plan. No adjustment of the Conversion Price will be required to be made in any case until cumulative adjustments amount to one percent or more of the Conversion Price. The Corporation reserves the right to make such changes in the Conversion Price in addition to those required in the foregoing provisions as the Corporation in its discretion shall determine to be advisable in order that certain stock-related distributions hereafter made by the Corporation to its shareholders shall not be taxable. There shall be no adjustment in the amount of the Conversion Cash Payment except in connection with a split-up, combination, reverse split or other event involving the outstanding shares of Series S Preferred Stock which would result in a change in the amount of the liquidation preference per share of Series S Preferred Stock set forth in Section 3(a)(i) above, in which event the amount of the per share Conversion Cash Payment would be adjusted proportionately to the adjustment in such liquidation preference amount.

(e) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the original issue date of the Series S Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in (i) evidences of indebtedness of the Corporation, (ii) assets of the Corporation (other than cash dividends or distributions paid out of retained earnings), or (iii) securities of the Corporation other than Common Stock, then and in each such event provision shall be made so that the holders of Series S Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such evidences, assets or securities that they would have received had they held, on such record date, the maximum number of shares of Common Stock into which their Series S Preferred Stock could then have been converted. The Corporation reserves the right to make such changes in the Conversion Price in addition to those required in the foregoing provisions as the Corporation in its discretion shall determine to be advisable in order that certain stock-related distributions hereafter made by the Corporation to its shareholders shall not be taxable.

(f) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon the conversion of the Series S Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Paragraph 6), then and in each such event the holders of Series S Preferred Stock shall have the right thereafter to convert each such share into the kind and amounts of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the maximum number of shares of Common Stock into which such Series S Preferred Stock could have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(g) Reorganization, Mergers, Consolidations or Sales of Assets or Capital Stock. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for in this Paragraph 6) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all the Corporation’s properties and assets or capital stock to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that each holder of the Series S Preferred Stock shall thereafter be entitled to receive, upon conversion of the Series S Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger of consolidation or sale as though conversion of the Series S Preferred Stock had occurred immediately prior to such event, provided such holder (x) is not the entity with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be, or an affiliate of such an entity and (y) failed to exercise its rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer. In any such case, appropriate adjustment shall be made in the application of the provisions of this Paragraph 6 with respect to the rights of the holders of the Series S Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Paragraph 6 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series S Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(h) Issue of Rights or Warrants to Subscribe for Common Stock at Less Than Market Value. In the event the Corporation at any time or from time to time after the original issue date of the Series S Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, rights or warrants to subscribe for shares of Common Stock at a price less than the then current market price for the Common Stock (the “Subscription Price”), then, and in each such instance, the Conversion Price shall be reduced as of the opening of business on the date of such issue of rights or warrants to a price equal to the Subscription Price.

(i) No Sinking Fund. The Series S Preferred Stock shall not be subject to any sinking fund for the purchase or redemption of shares.

(j) Accountant’s Certificate of Adjustment. In each case of an adjustment or readjustment of a Conversion Price for Common Stock issuable upon conversion of Series S Preferred Stock, the Corporation, at its expense, shall cause independent certified public accountants of recognized standing selected by the Corporation (who shall be the independent certified public accountants then reviewing or auditing the books of the Corporation) to compute such adjustment or readjustment in accordance herewith and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first-class mail, postage prepaid, to each registered holder of that Series S Preferred Stock, at the holder’s address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment and show in detail the facts upon which such adjustment or readjustment is based.

(k) Fractional Shares. No fractional share of Common Stock shall be issued upon conversion of Series S Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of conversion, as reasonably determined in good faith by the Board of Directors.

(l) Reservation of Shares Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series S Preferred Stock. As a condition precedent to the taking of any action which would cause an adjustment to the Conversion Price for Series S Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to authorize such number of shares of Common Stock as shall be issuable pursuant to such adjusted Conversion Price.

(m) Payment of Taxes. The Corporation will pay all transfer taxes and other similar governmental charges (but not taxes measured by the revenue or income of the holders of the Series S Preferred Stock) that may be imposed in respect of the issue or delivery of Common Stock upon conversion of Series S Preferred Stock.

7. Restrictions on Ownership and Transfer; Redemption of Excess Stock.

(a) Definitions. For the purposes of Sections 7 and 8 of this Designation, the following terms shall have the following meanings:

(i) “Beneficial Ownership” shall mean ownership of Series S Preferred Stock by a Person who is or would be treated as an owner of such Series S Preferred Stock either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

(ii) “Beneficiary” shall mean the beneficiary of the Trust as determined pursuant to Paragraph 8 of this Designation.

(iii) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(iv)	“Constructive Ownership” shall mean ownership of Series S Preferred Stock by a Person who is or would be treated as an owner of such Series S Preferred Stock either directly or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

(v)	“Excess Stock” shall mean those shares of Series S Preferred Stock Constructively Owned by a Person in excess of the Ownership Limit.

(vi) “Initial Offering” shall mean the issuance of Series S Preferred Stock pursuant to the merger of Signature Inns, Inc. with and into the Corporation pursuant to that certain Agreement and Plan of Merger dated as of January 27, 1999, as more fully described in that certain joint proxy statement/prospectus of the Corporation and Signature Inns, Inc. dated as of March 26, 1999 and which is Part I of the effective registration statement on Form S-4 covering such Series S Preferred Stock filed under the Securities Act of 1933, as amended.

(vii) “Market Price” shall mean the value per share equal to the average of the closing price of a share of Series S Preferred Stock as reported by The Nasdaq Stock Market (“Nasdaq”) (or, if the Series S Preferred Stock is then reported on a stock exchange, the closing price as reported on such exchange) for the 10 calendar days preceding the relevant date, or if the Series S Preferred Stock is not then traded over any exchange or quotation system, then the market price of the Series S Preferred Stock on the relevant date as determined in good faith by the Board of Directors of the Corporation.

(viii) “Ownership Limit” shall mean the lesser of: (i) not more than 11.3% of the outstanding Series S Preferred Stock (in value or in number of shares, whichever is more restrictive), provided, however, no person shall own shares of Series S Preferred Stock which, when aggregated with all other shares of the capital stock of the Corporation owned by such Person within the Ownership Limitations applicable thereto under these articles of incorporation results in such Person owning greater than 9.9% of the outstanding capital stock of the Corporation of all classes and all series (in value or in number of shares, whichever is more restrictive), or (ii) with respect to any Person (including those named in (i) above) who owns, directly or constructively (through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code), 9.9% or more of a Person (in the case of a corporation, of the total combined total combined voting power of all classes of stock entitled to vote or the total number of shares of all classes of stock of such corporation and, in the case of any Person which is not a corporation, of the assets or net profits of such person), from which the Corporation derives gross income, not more than 9.9% of the total combined voting power of all classes of stock entitled to vote or of the number of shares of all classes of stock of the Corporation (the “Related Party Limit”).

(ix) “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock corporation or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act; but does not include an underwriter which participates in a public offering of the Series S Preferred Stock, provided that the ownership of Series S Preferred Stock by such underwriter would not result in the Corporation’s being “closely held” within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation’s failing to qualify as a REIT.

(x) “Purported Beneficial Transferee” shall mean, with respect to any purported Transfer which results in Excess Stock, the purported beneficial transferee or owner for whom the Purported Record Transferee would have acquired or owned shares of Series S Preferred Stock, if such Transfer had been valid under subparagraph (b) of this Paragraph 7.

(xi) “Purported Record Transferee” shall mean, with respect to any purported Transfer which results in Excess Stock, the record holder of the Series S Preferred Stock if such Transfer had been valid under subparagraph (b) of this Paragraph 7.

(xii) “REIT” shall mean a Real Estate Investment Trust under Section 856 of the Code.

(xiii) “Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of Series S Preferred Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Series S Preferred Stock, or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Series S Preferred Stock), whether voluntary or involuntary, whether of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which results in changes in Beneficial or Constructive Ownership of Series S Preferred Stock), and whether by operation of law or otherwise.

(xiv) “Trust” shall mean the trust created pursuant to subparagraph (a) of Paragraph 8 of this Designation.

(xv) “Trustee” shall mean the Corporation as Trustee for the Trust, and any successor trustee appointed by the Corporation.

(b) Restriction on Ownership and Transfer.

(i) Except as provided in subparagraph (i) of this Paragraph 7, from and after the date of the Initial Offering, no Person shall Beneficially Own or Constructively Own Series S Preferred Stock in excess of the Ownership Limit.

(ii) Except as provided in subparagraph (i) of this Paragraph 7, from the date of the Initial Offering, any Transfer (whether or not such Transfer is the result of a transaction entered into through Nasdaq), that, if effective, would result in any Person Beneficially Owning Series S Preferred Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Series S Preferred Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Series S Preferred Stock.

(iii) Except as provided in subparagraph (i) of this Paragraph 7, from and after the date of the Initial Offering, any Transfer (whether or not such Transfer is the result of a transaction entered into through Nasdaq) that, if effective, would result in any Person Constructively Owning Series S Preferred Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Series S Preferred Stock which would be otherwise Constructively Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Series S Preferred Stock.

(iv) Except as provided in subparagraph (i) of this Paragraph 7, from and after the date of the Initial Offering, any Transfer (whether or not such Transfer is the result of a transaction entered into through Nasdaq) that, if effective, would result in the Series S Preferred Stock being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such Series S Preferred Stock which would be otherwise beneficially owned by the transferee; and the intended transferee shall acquire no rights in such Series S Preferred Stock.

(v) Notwithstanding any other provisions contained in this Designation, from and after the date of the Initial Offering, any Transfer (whether or not such Transfer is the result of a transaction entered into through Nasdaq) or other event that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, but not limited to, a Transfer or other event that would result in the Corporation owning (directly or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code), shall be void ab initio as to the Transfer of the Series S Preferred Stock or other event which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code or would otherwise result in the Corporation failing to qualify as a REIT; and the intended transferee or owner or Constructive or Beneficial Owner shall acquire or retain no rights in such Series S Preferred Stock.

(c) Series S Preferred Stock Deemed Excess Stock. If, notwithstanding the other provisions contained in this Designation, at any time after the date of the Initial Offering, there is a purported Transfer (whether or not such Transfer is the result of a transaction entered into through Nasdaq), change in the capital structure of the Corporation or other event such that one or more of the restrictions on ownership and transfers described in subparagraph (b) of this Paragraph 7 has been violated, then the Series S Preferred Stock being Transferred (or in the case of an event other than a Transfer, the Series S Preferred Stock owned or Constructively Owned or Beneficially Owned) which would cause one or more of the restrictions on ownership or transfer to be violated (rounded up to the nearest whole share) shall be deemed Excess Stock effective as of the closed of business on the business day prior to the date of such Transfer or other event.

(d) Remedies For Breach. If the Board of Directors or its designees shall at any time determine in good faith that a Transfer or other event has taken place in violation of subparagraph (b) of this Paragraph 7 or that a Person intends to acquire, has attempted to acquire or may acquire direct ownership, beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of the Corporation in violation of subparagraph (b) of this Paragraph 7, the Board of Directors or its designees shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event.

(e) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire Series S Preferred Stock or other securities in violation of subparagraph (b) of this Paragraph 7, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation’s status as a REIT.

(f) Owners Required To Provide Information. From and after the date of the Initial Offering, each Person who is a Beneficial Owner or Constructive Owner of more than 5% of Series S Preferred Stock must file an affidavit with the Corporation within 30 days after January 1st of each year containing information that the Corporation may require, in order to determine the Corporation’s status as a REIT. From and after the date of the Initial Offering, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of any Series S Preferred Stock and each Person (including the stockholder of record) who is holding Series S Preferred Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT.

(g) Remedies Not Limited. Nothing contained in this Designation (but subject to subparagraph (f) of Paragraph 8 hereof) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s status as a REIT; provided, however, that no action by the Board of Directors shall be authorized or allowed which would have an adverse effect upon the preferences or voting or other rights of the Series S Preferred Stock unless and until the Board of Directors obtains the consent of the holders of two-thirds of the shares of such series pursuant to the provisions of paragraph 9 hereof.

(h) Ambiguity. In the case of an ambiguity in the application of any of the provisions of Paragraph 7, including any definition contained in subparagraph (a) of this Paragraph 7, the Board of Directors shall have the power to determine the application of the provisions of this Paragraph 7 with respect to any situation based on the facts known to it (subject, however, to the provisions of subparagraph (f) of Paragraph 8 of this Designation).

(i) Exceptions.

(i) Subject to subparagraph (b)(v) of this Paragraph 7, the Board of Directors, in its sole and absolute discretion, may exempt a Person from the Ownership Limit if such Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership of such Series S Preferred Stock will violate the Ownership Limit and such Person agrees that any violation of such representations or undertaking (or other action which is contrary to the restrictions contained in this Paragraph 7) or attempted violation will result in Excess Stock in accordance with subparagraph (c) of this Paragraph 7.

(ii) Subject to subparagraph (b)(v) of this Paragraph 7, the Board of Directors, in its sole and absolute discretion, may exempt a Person from the limitation on a Person Constructively Owning Series S Preferred Stock in excess of the Ownership Limit, if such Person does not and represents that it will not own, directly or constructively (through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code), more than a 9.9% interest (within the meaning of Section 856(d)(2)(B)) in a Person from whom the Corporation derives gross income and the Board of Directors obtains such representations and undertakings from such Person as reasonably necessary to ascertain this fact and such Person agrees that any violation or attempted violation will result in such Series S Preferred Stock in excess of the Ownership Limit being deemed Excess Stock in accordance with subparagraph (c) of this Paragraph 7.

(iii) Prior to granting any exception pursuant to subparagraph (i)(i) or (i)(ii) of this Paragraph 7, the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT; provided, however, that obtaining a favorable ruling or opinion shall not be required for the Board of Directors to grant an exception hereunder.

(j) Legend. Each certificate representing one or more shares of Series S Preferred Stock shall bear the following legend:

“The Corporation is authorized to issue two classes of capital stock which are designated as Common Stock and Preferred Stock. The Board of Directors is authorized, without action by the Corporation’s stockholders, to determine the preferences, limitations and relative rights of the Preferred Stock before the issuance of any Preferred Stock. The Corporation will furnish, without charge, to any stockholder making a written request therefor, a copy of the Corporation’s articles of incorporation and a written statement of the designations, relative rights, preferences and limitations applicable to each class of stock. Requests for such written statement may be directed to Jameson Inns, Inc., 8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346-1603.

“The shares of $1.70 Series S Cumulative Convertible Preferred Stock(“Series S Preferred Stock”) represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. No Person may own, Beneficially Own or Constructively Own Series S Preferred Stock in excess of 11.3% (in value or in number of shares, whichever is more restrictive) of the outstanding Series S Preferred Stock of the Corporation, with certain further restrictions and exceptions set forth in the Corporation’s articles of incorporation. Any Person who attempts to own, Beneficially Own or Constructively Own Series S Preferred Stock in excess of the above limitations must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation’s articles of incorporation. Transfers in violation of the restrictions described above may be void ab initio.

“In addition, upon the occurrence of certain events, if the restrictions on ownership are violated, the Series S Preferred Stock represented hereby may be redeemed or held in trust by the Corporation. The Corporation has an option to acquire Excess Stock under certain circumstances. The Corporation will furnish to the holder hereof upon request and without charge a complete written statement of the terms and conditions of the Excess Stock. Requests for such statement may be directed to Jameson Inns, Inc., 8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346-1603.

“Capitalized terms used herein shall, where the context permits, have the same meaning assigned to such terms as are assigned in the Corporation’s articles of incorporation.”

(k) Separability. If any provision of Paragraph 7 or 8 of this Designation or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

8. Excess Stock.

(a) Ownership In Trust. Upon any purported Transfer (whether or not such Transfer is the result of a transaction entered into through Nasdaq) that results in Excess Stock pursuant to subparagraph (c) of Paragraph 7 of this Designation, such Excess Stock shall be deemed to have been transferred to the Corporation, as Trustee of a Trust for the exclusive benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Stock may later be transferred pursuant to subparagraph (d) of this Paragraph 8. The Purported Record Transferee shall have no rights in such Excess Stock except the right to designate a transferee of such Excess Stock upon the terms specified in subparagraph (d) of this Paragraph 8. The Purported Beneficial Transferee shall have no rights in such Excess Stock except as provided in subparagraph (d) of this Paragraph 8. If the Corporation does not receive a notice pursuant to subparagraph (e) of Paragraph 7 of a Transfer in violation of subparagraph (b) of Paragraph 7, the Corporation will provide notice to the Purported Beneficial Transferee within five business days after the Board of Directors determines in good faith that a Transfer or other event resulting in Excess Stock has occurred. Such notice will state that the shares Transferred are Excess Shares and that the Purported Beneficial Transferee shall have no right to vote such shares, realize any appreciation with respect thereto or receive any dividends or other distributions on such Excess Shares and of the Corporation’s right to purchase such shares under subparagraph (e) of this paragraph 8 hereof.

(b) Dividend Rights. Any dividends paid on Excess Shares shall be paid to or retained by the Corporation as Trustee of the Trust and shall be held for the benefit of and paid to the Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that shares of Series S Preferred Stock have been converted into Excess Stock shall be repaid upon demand to the Corporation as Trustee and held for the benefit of and paid to the Beneficiary.

(c) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of Excess Stock shall be entitled to receive, ratably with each other holder of Series S Preferred Stock, the amount provided in Section 3 above. The Corporation, as holder of the Excess Stock in trust, or if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute ratably to the Beneficiaries of the Trust, when and if determined in accordance with subparagraph (d) of this Paragraph 8, any such assets received in respect of the Excess Stock in any liquidation, dissolution or winding up of, or any distribution of the assets of the Corporation.

(d) Restrictions On Transfer; Designation of Beneficiary.

(i) Excess Stock shall not be transferable. Subject to the last sentence of this clause (i), the Purported Record Transferee may freely designate a Beneficiary of an interest in the Trust (representing the number of shares of Excess Stock held by the Trust attributable to a purported Transfer that resulted in Excess Stock), if (1) the Excess Stock held in the Trust would not be Excess Stock in the hands of such Beneficiary and (2) the Purported Beneficial Transferee does not receive a price for designating such Beneficiary that reflects a price per share for such Excess Stock that exceeds (x) the price per share such Purported Beneficial Transferee paid for the Series S Preferred Stock in the purported Transfer that resulted in Excess Stock, or (y) if the Transfer or other event that resulted in Excess Stock was not a transaction in which the Purported Beneficial Transferee gave full value for such Excess Stock, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the issuance of Excess Stock. Upon such transfer of an interest in the Trust, the corresponding shares of Excess Stock in the Trust shall automatically cease to be Excess Stock and such Series S Preferred Stock and any dividends received in respect thereof shall be transferred of record to the transferee of the interest in the Trust if such Series S Preferred Stock would not be Excess Stock in the hands of such transferee. Prior to any transfer of any interest in the Trust, the Purported Record Transferee must give advance notice to the Corporation of the intended transfer and the Corporation must have waived in writing its purchase rights under subparagraph (e) of this Paragraph 8.

(ii) Notwithstanding the foregoing, if a Purported Beneficial Transferee receives a price for designating a Beneficiary of an interest in the Trust that exceeds the amounts allowable under subparagraph (d)(i) of this Paragraph 8, such Purported Beneficial Transferee shall pay, or cause such Beneficiary to pay, such excess to the Corporation.

(e) Purchase Right in Excess Stock. Notwithstanding the provisions of subparagraph (d) of this Paragraph 8, Excess Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the price per share in the transaction that resulted in such Excess Stock (or, if the Transfer or other event that resulted in such Excess Stock was not a transaction in which the Purported Beneficial Transferee gave full value for such Excess Stock, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in Excess Stock). The Corporation shall have the right to accept such offer for a period of thirty days after the later of (i) the date of the Transfer or other event which resulted in such Excess Stock and (ii) the date the Board of Directors determines in good faith that a Transfer or other event resulting in such Excess Stock has occurred, if the Corporation does not receive a notice of such Transfer or other event pursuant to subparagraph (e) of Paragraph 7 of this Designation. The Corporation may appoint a special trustee of the trust established under subparagraph (a) of this Paragraph 8 for the purpose of consummating the purchase of Excess Stock by the Corporation.

(f) Settlement. Nothing in Paragraph 7 or this Paragraph 8 of this Designation shall preclude the settlement of any transaction entered into through Nasdaq.

9. Required Consent. The affirmative vote or consent of the holders of two-thirds of the shares of Series S Preferred Stock and all other series of Parity Preferred and having similar consent rights as the Series S Preferred Stock (“Consent Parity Preferred”), at the time outstanding, voting or consenting separately as a class, given in person or by proxy either in writing or at a meeting called for the purpose, shall be necessary to effect any one or more of the following:

(a) Any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Amended and Restated Articles of Incorporation or of the By-Laws of the Corporation which affects adversely the preferences or voting or other rights of the holders of Series S Preferred Stock; provided, however, that the amendment of the Amended and Restated Articles of Incorporation or the By-Laws, as amended, so as to: (i) authorize, create or change the authorized or outstanding number of shares of Series S Preferred Stock, Parity Preferred, or of any shares ranking junior to the Series S Preferred Stock, or (ii) change the number or classification of directors shall not be deemed to affect adversely the preferences or voting or other rights of the holders of Series S Preferred Stock;

(b) The authorization, creation or the increase in the authorized number of any shares, or of any security convertible into shares, in either case ranking senior to the Series S Preferred Stock; or

(c) The purchase or redemption of less than all of the Series S Preferred Stock and all other shares ranking on a parity with the Series S Preferred Stock upon purchase or redemption then outstanding except in accordance with a stock purchase offer made to all holders of record of the Series S Preferred Stock and all other shares ranking on a parity with the Series S Preferred Stock upon purchase or redemption, unless all dividends on the Series S Preferred Stock then outstanding for all previous Dividend Payment Dates and for the dividend period ending on the next Dividend Payment Date shall have been declared and paid or provision made for payments thereof.

10. General Provisions.

(a) Notices. Any notice required by the provisions of this Designation to be given to holders of record of Series S Preferred Stock shall be deemed given when personally delivered to such holder or five business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to that holder of record at its address appearing on the books of the Corporation.

(b) No Impairment. The Corporation shall not amend the Amended and Restated Articles of Incorporation or participate in any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.

(c) Status of Series S Preferred Stock Upon Redemption or Conversion. Any share of Series S Preferred Stock which is (1) redeemed by the Corporation, (2) converted in accordance with the express terms thereof, or (3) otherwise acquired by the Corporation, shall resume the status of authorized but unissued Preferred Stock without designation.

III

The amendment set forth in Section II of these Articles of Amendment was duly adopted by the affirmative vote of a majority of the members of the Board of Directors of the Corporation on January 27, 1999. Pursuant to Section 14-2-602 of the Georgia Business Corporation Code, the shareholders of the Corporation were not required to take any action in connection herewith.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer on the 6th day of May, 1999.

JAMESON INNS, INC.

By:	/s/ Steven A. Curlee
Steven A. Curlee, Secretary and
Vice President–Legal

ARTICLES OF AMENDMENT

OF

JAMESON INNS, INC.

In accordance with Section 14-2-1006 of the Georgia Business Corporation Code, Jameson Inns, Inc. (the “Corporation”), hereby delivers these Articles of Amendment to the Secretary of State for filing.

I.

The name of the Corporation is Jameson Inns, Inc.

II.

The first paragraph of Article IV of the Amended Articles of Incorporation of the Corporation shall be amended to increase the number of shares of authorized common stock as follows:

Authorized Capital Stock

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 110,000,000, consisting of 100,000,000 shares of common stock, par value $.10 per share (the “Common Stock”) and 10,000,000 shares of preferred stock, par value $1.00 per share (the “Preferred Stock”).

III.

The amendment set forth in Section II of these Articles of Amendment was duly approved by the shareholders in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer on the 9th day of June, 2004.

JAMESON INNS, INC.

By:	/s/ Steven A. Curlee
Steven A. Curlee, Secretary and
Vice President–Legal

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